IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The Depositor has filed a registration statement (including the prospectus (the "Prospectus")) with the
SEC for the offering to which this communication relates. Before you invest, you should read the
Prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Depositor or
Goldman, Sachs & Co., the underwriter for this offering, will arrange to send the Prospectus to you if you request it by calling toll-free 1-866-471-2526.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR AT THE BOTTOM OF THE E-MAIL COMMUNICATION TO
WHICH THIS FREE WRITING PROSPECTUS IS ATTACHED RELATING TO (1) THESE MATERIALS NOT CONSTITUTING AN OFFER
(OR A SOLICITATION OF AN OFFER), (2) NO REPRESENTATION THAT THESE MATERIALS ARE ACCURATE OR COMPLETE AND
MAY NOT BE UPDATED OR (3) THESE MATERIALS POSSIBLY BEING CONFIDENTIAL ARE NOT APPLICABLE TO THESE
MATERIALS AND SHOULD BE DISREGARDED. SUCH LEGENDS, DISCLAIMERS OR OTHER NOTICES HAVE BEEN AUTOMATICALLY
GENERATED AS A RESULT OF THESE MATERIALS HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER SYSTEM.

___________________________

We and our affiliates,  officers,  directors,  partners and employees,  including  persons involved in the preparation  or issuance of this  material may,  from time to time,  have long or short  positions in, and buy or sell, the securities  mentioned herein or derivatives thereof (including  options).  Any discussion of U.S.  Federal  Tax issues  set forth in this Term  Sheet was  written  to  support  the  promotion  and marketing  of the Offered  Certificates.  Such  discussion  was not  intended  or written to be used,  and cannot be used,  by any person for the  purpose of  avoiding an U.S.  federal  tax  penalties  that may be imposed on such person.  Each holder  should seek advice  based on its  particular  circumstances  from an independent  tax advisor.  This  material is furnished  to you solely by Goldman,  Sachs & Co.,  acting as underwriter and not as agent of the issuer.

THIS TERM SHEET IS NOT REQUIRED TO, AND DOES NOT CONTAIN ALL INFORMATION THAT IS REQUIRED TO BE INCLUDED
IN THE PROSPECTUS AND THE PROSPECTUS SUPPLEMENT FOR THE OFFERED CERTIFICATES.  THE INFORMATION IN THIS
TERM SHEET IS PRELIMINARY AND IS SUBJECT TO COMPLETION OR CHANGE.

THE  INFORMATION IN THIS TERM SHEET,  IF CONVEYED PRIOR TO THE TIME OF YOUR  COMMITMENT TO PURCHASE ANY OF
THE OFFERED  CERTIFICATES,  SUPERSEDES  INFORMATION  CONTAINED IN ANY PRIOR  SIMILAR TERM SHEET,  THE TERM
SHEET SUPPLEMENT AND ANY OTHER FREE WRITING PROSPECTUS RELATING TO THOSE OFFERED CERTIFICATES.

THIS TERM SHEET AND THE RELATED  TERM SHEET  SUPPLEMENT  IS NOT AN OFFER TO SELL OR A  SOLICITATION  OF AN
OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

MAY 1, 2007

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN ANY FINAL TERM SHEET FOR ANY CLASS OF OFFERED
CERTIFICATES, THE TERM SHEET SUPPLEMENT AND THE RELATED BASE PROSPECTUS WITH RESPECT TO THE OFFERED
CERTIFICATES

We provide  information  to you about the Offered  Certificates  in three or more separate  documents that provide progressively more detail:

         -        the related base prospectus,  dated April 9, 2007,  which provides general  information, some of which may not apply to the Offered Certificates;

         -        the term sheet  supplement,  dated April 9, 2007,  which  provides  general  information about series of  certificates  issued  pursuant to the  Depositor's QH program,  some of which may not apply to the Offered Certificates; and

         -        this  term  sheet,   which  describes  terms   applicable  to  the  classes  of  Offered
                  Certificates   described  herein  and  provides  a  description  of  certain  collateral stipulations regarding the mortgage loans and the parties to the transaction.

The registration statement to which this offering relates is Commission File Number 333-140610.

This term sheet  provides a very general  overview of certain terms of the Offered  Certificates  and does not contain  all of the  information  that you should  consider in making  your  investment  decision.  To understand  all of the terms of a class of the  Offered  Certificates,  you  should  read  carefully  this document, the term sheet supplement, and the entire base prospectus.

The related base prospectus may be found by visiting EDGAR on the SEC web site at www.sec.gov.

If the description of the Offered Certificates in this term sheet differs from the description of the senior certificates in the related base prospectus or the term sheet supplement, you should rely on the description in this term sheet.  Capitalized terms used but not defined herein shall have the meaning ascribed thereto in the term sheet supplement and the related base prospectus.

The Offered Certificates are reflected in the table below.

THE  INFORMATION  IN THIS TERM SHEET,  IF CONVEYED  PRIOR TO THE TIME OF YOUR  CONTRACTUAL  COMMITMENT  TO
PURCHASE ANY OF THE OFFERED  CERTIFICATES,  SUPERSEDES  ANY  INFORMATION  CONTAINED  IN ANY PRIOR  SIMILAR
MATERIALS  RELATING  TO SUCH  CERTIFICATES.  THE  INFORMATION  IN THIS TERM SHEET IS  PRELIMINARY,  AND IS
SUBJECT TO  COMPLETION  OR CHANGE.  THIS TERM SHEET IS BEING  DELIVERED  TO YOU SOLELY TO PROVIDE YOU WITH
INFORMATION  ABOUT THE  OFFERING  OF THE  CERTIFICATES  REFERRED  TO IN THIS TERM  SHEET AND TO SOLICIT AN
OFFER TO PURCHASE THE  CERTIFICATES,  WHEN, AS AND IF ISSUED.  ANY SUCH OFFER TO PURCHASE MADE BY YOU WILL
NOT BE  ACCEPTED  AND  WILL  NOT  CONSTITUTE  A  CONTRACTUAL  COMMITMENT  BY YOU  TO  PURCHASE  ANY OF THE
CERTIFICATES, UNTIL WE HAVE ACCEPTED YOUR OFFER TO PURCHASE CERTIFICATES.

THE  CERTIFICATES  REFERRED  TO IN THESE  MATERIALS  ARE BEING SOLD WHEN,  AS AND IF ISSUED.  THE  ISSUING
ENTITY  IS NOT  OBLIGATED  TO ISSUE  SUCH  CERTIFICATES  OR ANY  SIMILAR  SECURITY  AND THE  UNDERWRITER'S
OBLIGATION  TO  DELIVER  SUCH  CERTIFICATES  IS SUBJECT TO THE TERMS AND  CONDITIONS  OF THE  UNDERWRITING
AGREEMENT  WITH THE ISSUING ENTITY AND THE  AVAILABILITY  OF SUCH  CERTIFICATES  WHEN, AS AND IF ISSUED BY
THE ISSUING ENTITY. YOU ARE ADVISED THAT THE TERMS OF THE OFFERED  CERTIFICATES,  AND THE  CHARACTERISTICS
OF THE MORTGAGE  LOAN POOL BACKING THEM,  MAY CHANGE (DUE,  AMONG OTHER THINGS,  TO THE  POSSIBILITY  THAT
MORTGAGE  LOANS THAT  COMPRISE THE POOL MAY BECOME  DELINQUENT  OR DEFAULTED OR MAY BE REMOVED OR REPLACED
AND THAT SIMILAR OR  DIFFERENT  MORTGAGE  LOANS MAY BE ADDED TO THE POOL,  AND THAT ONE OR MORE CLASSES OF
CERTIFICATES  MAY BE SPLIT,  COMBINED OR  ELIMINATED),  AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A
FINAL  PROSPECTUS.  YOU ARE ADVISED  THAT  CERTIFICATES  MAY NOT BE ISSUED  THAT HAVE THE  CHARACTERISTICS
DESCRIBED  IN  THESE  MATERIALS.  THE  UNDERWRITER'S  OBLIGATION  TO  SELL  SUCH  CERTIFICATES  TO  YOU IS
CONDITIONED  ON THE  MORTGAGE  LOANS  AND  CERTIFICATES  HAVING  THE  CHARACTERISTICS  DESCRIBED  IN THESE
MATERIALS.  IF FOR ANY REASON THE ISSUING  ENTITY  DOES NOT DELIVER  SUCH  CERTIFICATES,  THE  UNDERWRITER
WILL NOTIFY YOU, AND NEITHER THE ISSUING  ENTITY NOR ANY  UNDERWRITER  WILL HAVE ANY  OBLIGATION TO YOU TO
DELIVER ALL OR ANY PORTION OF THE  CERTIFICATES  WHICH YOU HAVE  COMMITTED  TO  PURCHASE,  AND NONE OF THE
ISSUING  ENTITY NOR ANY  UNDERWRITER  WILL BE LIABLE FOR ANY COSTS OR DAMAGES  WHATSOEVER  ARISING FROM OR
RELATED TO SUCH NON-DELIVERY.

NONE OF THE ISSUING ENTITY OF THE CERTIFICATES OR ANY OF ITS AFFILIATES  PREPARED,  PROVIDED,  APPROVED OR
VERIFIED ANY  STATISTICAL OR NUMERICAL  INFORMATION  PRESENTED  HEREIN,  ALTHOUGH THAT  INFORMATION MAY BE
BASED IN PART ON LOAN LEVEL DATA PROVIDED BY THE ISSUING ENTITY OR ITS AFFILIATES.

RISK FACTORS

The Offered  Certificates are not suitable  investments for all investors.  In particular,  you should not purchase any class of Offered  Certificates  unless you understand the prepayment,  credit,  liquidity and market risks  associated with that class.  The Offered  Certificates  are complex  securities.  You should possess,  either alone or together with an  investment  advisor,  the expertise  necessary to evaluate the information  contained in this term sheet,  the term sheet  supplement and the related base prospectus for the Offered  Certificates  in the context of your  financial  situation and tolerance for risk. You should carefully  consider,  among other  things,  all of the  applicable  risk  factors in  connection  with the purchase of any class of the Offered  Certificates  listed in the section  entitled  "Risk Factors" in the term sheet supplement.

                                                STRUCTURAL AND COLLATERAL TERM SHEET                        APRIL 27, 2007
                                                                                                                           [GRAPHIC OMITTED][GRAPHIC OMITTED]

                                            $397,963,000 (APPROXIMATE) OF OFFERED CERTIFICATES
                                   RALI SERIES 2007-QH4 TRUST - ISSUER
                               RESIDENTIAL ACCREDIT LOANS, INC. - DEPOSITOR
                     MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES, SERIES 2007-QH4

DESCRIPTION OF THE OFFERED CERTIFICATES

--------------------- ------------------------ --------------------------- ----------------------- --------------------------- ------------------- ------------------------------------
                            APPROXIMATE
                       CERTIFICATE PRINCIPAL                                 CREDIT ENHANCEMENT    INITIAL PASS-THROUGH RATE     ESTIMATED AVG.
    CERTIFICATES          BALANCE ($) (1)        RATINGS (MOODY'S/S&P)        PERCENTAGE(2)(3)               ((4))              LIFE (YRS) ((5))     PRINCIPAL PAYMENT WINDOW ((5))
--------------------- ------------------------ --------------------------- ----------------------- --------------------------- ------------------- ------------------------------------
                                                                                                                                                   ------------------------------------
        A-1                     226,147,000             Aaa/AAA                    43.60%                 LIBOR +0.19%                3.26                May 2007 - Oct. 2015
--------------------- ------------------------ --------------------------- ----------------------- --------------------------- ------------------- ------------------------------------
                                                                                                                                                   ------------------------------------
        A-2                                             Aaa/AAA                    20.10%                 LIBOR +0.23%                3.26                May 2007 - Oct. 2015
                            94,228,000
--------------------- ------------------------ --------------------------- ----------------------- --------------------------- ------------------- ------------------------------------
                                                                                                                                                   ------------------------------------
        A-3                                             Aaa/AAA                    6.00%                  LIBOR +0.27%                3.26                May 2007 - Oct. 2015
                            56,537,000
--------------------- ------------------------ --------------------------- ----------------------- --------------------------- ------------------- ------------------------------------
                                                                                                                                                   ------------------------------------
        M-1                                             Aa1/AA+                    4.85%                  LIBOR +0.45%                6.11                Nov. 2010 - Oct. 2015
                             4,612,000
--------------------- ------------------------ --------------------------- ----------------------- --------------------------- ------------------- ------------------------------------
                                                                                                                                                   ------------------------------------
        M-2                                              Aa1/AA                    3.65%                  LIBOR +0.50%                6.11                Nov. 2010 - Oct. 2015
                             4,811,000
--------------------- ------------------------ --------------------------- ----------------------- --------------------------- ------------------- ------------------------------------
                                                                                                                                                   ------------------------------------
        M-3                                             Aa2/AA-                    3.15%                  LIBOR +0.60%                6.10                Nov. 2010 - Oct. 2015
                             2,005,000
--------------------- ------------------------ --------------------------- ----------------------- --------------------------- ------------------- ------------------------------------
                                                                                                                                                   ------------------------------------
        M-4                                              Aa3/A+                    2.65%                  LIBOR +0.70%                6.10                Nov. 2010 - Oct. 2015
                             2,005,000
--------------------- ------------------------ --------------------------- ----------------------- --------------------------- ------------------- ------------------------------------
                                                                                                                                                   ------------------------------------
        M-5                                              A1/A-                     2.00%                  LIBOR +0.80%                6.05                Nov. 2010 - Oct. 2015
                             2,606,000
--------------------- ------------------------ --------------------------- ----------------------- --------------------------- ------------------- ------------------------------------
                                                                                                                                                   ------------------------------------
        M-6                                             A2/BBB+                    1.60%                  LIBOR +1.50%                5.84                Nov. 2010 - Jan. 2015
                             1,604,000
--------------------- ------------------------ --------------------------- ----------------------- --------------------------- ------------------- ------------------------------------
--------------------- ------------------------ --------------------------- ----------------------- --------------------------- ------------------- ------------------------------------
        M-7                                            Baa1/BBB-                   1.05%                  LIBOR +1.50%                5.51                Nov. 2010 - Apr. 2014
                             2,206,000
--------------------- ------------------------ --------------------------- ----------------------- --------------------------- ------------------- ------------------------------------
--------------------- ------------------------ --------------------------- ----------------------- --------------------------- ------------------- ------------------------------------
        M-8                                             Baa3/BB+                   0.75%                  LIBOR +1.50%                5.20                Nov. 2010 - May 2013
                             1,202,000
--------------------- ------------------------ --------------------------- ----------------------- --------------------------- ------------------- ------------------------------------

(1)      The Certificate  Principal  Balances are based on scheduled  balances of the Mortgage Loans as of the Cut-off Date and are subject to an aggregate +/- 10% variance on the Certificates.
(2)      Each Credit  Enhancement  Percentage is based on scheduled  balances of the Mortgage  Loans as of the Cut-off Date and is subject to a +/- 50% variance.
(3)      Includes fully funded  overcollateralization  of approximately  0.50%. The Class A-1 Certificates and Class A-2 Certificates  will each be a super senior class.  The Class A-2 Certificates  will be entitled to  additional  credit  support from the Class A-3  Certificates,  and the Class A-1
         Certificates  will be entitled to additional  credit support from the Class A-2 Certificates and
         Class A-3 Certificates.
(4)      The  Pass-Through  Rates  for the  Class  A-1,  Class  A-2 and  Class  A-3  Certificates  will be adjustable  rates  equal to the lesser of (i)  one-month  LIBOR plus the related  margin  (which margin  will be  multiplied  by 2.0 on and  after the first  Distribution  Date  after the first possible  Optional  Clean Up Call Date) and; (ii) the Net Rate Cap (as defined  herein) for that
         Distribution  Date.  The  Pass-Through  Rates for the Class M Certificates  (as defined  herein)
         will be  adjustable  rates equal to the lesser of (i)  one-month  LIBOR plus the related  margin
         (which  margin  will be  multiplied  by 1.5 on and after the first  Distribution  Date after the first possible  Optional  Clean Up Call Date) and (ii) the Net Rate Cap (as defined  herein) for that Distribution Date.
(5)      Assuming 25% CPR (the "Pricing Prepayment Assumption") and the 10% Clean-up Call is exercised.

                                                STRUCTURAL AND COLLATERAL TERM SHEET

MORTGAGE POOL DESCRIPTION(1)(2)

---------------------------------------------------------------------------------- ---------------------------
AGGREGATE PRINCIPAL BALANCE                                                                   $400,971,226.28
---------------------------------------------------------------------------------- ---------------------------
AVERAGE LOAN BALANCE                                                                              $381,514.01
---------------------------------------------------------------------------------- ---------------------------
NUMBER OF LOANS                                                                                          1051
---------------------------------------------------------------------------------- ---------------------------
WEIGHTED AVERAGE MONTHS TO ROLL                                                                            60
---------------------------------------------------------------------------------- ---------------------------
WEIGHTED AVERAGE TERM TO MATURITY                                                                         360
---------------------------------------------------------------------------------- ---------------------------
GROSS WAC                                                                                              7.223%
---------------------------------------------------------------------------------- ---------------------------
WEIGHTED AVERAGE EXPENSE RATE BEFORE RESET                                                             0.425%
---------------------------------------------------------------------------------- ---------------------------
NET WAC                                                                                                6.798%
---------------------------------------------------------------------------------- ---------------------------
MINIMUM COUPON                                                                                         5.750%
---------------------------------------------------------------------------------- ---------------------------
MAXIMUM COUPON                                                                                         8.125%
---------------------------------------------------------------------------------- ---------------------------
MAXIMUM RATE                                                                                           9.999%
---------------------------------------------------------------------------------- ---------------------------
GROSS MARGIN                                                                                           2.261%
---------------------------------------------------------------------------------- ---------------------------
NET MARGIN                                                                                             1.836%
---------------------------------------------------------------------------------- ---------------------------
PRE PAYMENT PENALTY                                                                                    81.20%
---------------------------------------------------------------------------------- ---------------------------
ONE YEAR HARD PREPAYMENT PENALTIES                                                                     24.61%
---------------------------------------------------------------------------------- ---------------------------
THREE YEAR HARD PREPAYMENT PENALTIES                                                                   48.89%
---------------------------------------------------------------------------------- ---------------------------
ONE-MONTH LIBOR INDEXED PERCENT                                                                         8.81%
---------------------------------------------------------------------------------- ---------------------------
ONE-MONTH MTA INDEXED PERCENT                                                                          87.73%
---------------------------------------------------------------------------------- ---------------------------
ONE-YEAR LIBOR INDEXED PERCENT                                                                          2.82%
---------------------------------------------------------------------------------- ---------------------------
SIXTH-MONTH LIBOR INDEXED PERCENT                                                                       0.63%
---------------------------------------------------------------------------------- ---------------------------
FICO                                                                                                      714
---------------------------------------------------------------------------------- ---------------------------
CASH OUT REFINANCE PERCENT                                                                             50.09%
---------------------------------------------------------------------------------- ---------------------------
CALIFORNIA PERCENT                                                                                     56.74%
---------------------------------------------------------------------------------- ---------------------------
PRIMARY RESIDENCE PERCENT                                                                              87.10%
---------------------------------------------------------------------------------- ---------------------------
SINGLE FAMILY AND PUD PERCENT                                                                          90.68%
---------------------------------------------------------------------------------- ---------------------------
SINGLE LARGEST ZIP CODE PERCENT                                                                         0.70%
---------------------------------------------------------------------------------- ---------------------------
LARGEST INDIVIDUAL LOAN BALANCE                                                                 $2,800,000.00
---------------------------------------------------------------------------------- ---------------------------
ORIGINAL LOAN-TO-VALUE RATIO                                                                           73.47%
---------------------------------------------------------------------------------- ---------------------------
COMBINED LOAN-TO-VALUE RATIO                                                                           78.33%
FINAL MATURITY DATE                                                                                  4/1/2037
---------------------------------------------------------------------------------- ---------------------------

(1)      All percentages calculated herein are percentages of scheduled principal balances as of the
         Cut-off Date.
(2)      Pool represents approximately 75% of the final population.

FEATURES OF THE TRANSACTION

|X|  Offering consists of certificates  totaling  approximately  $397,963,000,  of which approximately
     $376,912,000 will be rated Aaa/AAA by Moody's and S&P, respectively.
|X|  The amount of credit support for the Class A-1  Certificates  will be approximately  43.60%,  for the Class A-2 Certificates  will be  approximately  20.10%,  for the Class A-3  Certificates  will be approximately  6.00%, for the Class M-1 Certificates  will be approximately  4.85%, for the Class M-2
     Certificates  will be  approximately  3.65%,  for the Class M-3  Certificates  will be  approximately
     3.15%,  for the Class M-4 Certificates  will be  approximately  2.65%, for the Class M-5 Certificates will be  approximately  2.00%, for the Class M-6  Certificates  will be approximately  1.60%, for the
     Class M-7  Certificates  will be  approximately  1.05% and for the  Class  M-8  Certificates  will be approximately 0.75%.
|X|  The  collateral  is expected to consist  primarily  of 30-year  hybrid  adjustable-rate  negative amortization  mortgage  loans secured by first liens on one- to  four-family  residential  properties acquired  by  Residential  Funding  Company,  LLC.  The  mortgage  rate  on  each  mortgage  loan  is adjustable,  after a specified  period after  origination  during  which the mortgage  rate is fixed, based on the MTA index,  one-month LIBOR index,  six-month  LIBOR index or one-year LIBOR index.  The initial fixed rate period for all mortgage loans will be five years.
|X|  This  transaction  will contain a swap agreement with an initial swap notional  amount  beginning on the June 2007  Distribution  Date of  approximately  $384,404,927.  The swap notional  amount will amortize in accordance with the swap schedule.  Under the swap agreement,  on each  Distribution Date prior to the  termination  of the swap  agreement  (except  for the  first  Distribution  Date),  the supplemental  interest  trust will be  obligated  to pay an amount equal to a per annum rate of 5.12%
     (on an  actual/360  basis) on the swap  notional  amount to the swap  provider  and the  supplemental interest  trust will be entitled to receive an amount  equal to a per annum rate of  one-month  LIBOR
     (on an actual/360  basis) on the swap notional  amount from the swap  provider.  See page 22 for swap agreement details.

TIME TABLE

CUT-OFF DATE:                   April 1, 2007
CLOSING DATE:                   April 27, 2007
DISTRIBUTION DATE:              25th of each month or the next business day if such day is not a business day.
FIRST DISTRIBUTION DATE:        May 25, 2007
ASSUMED FINAL DISTRIBUTION DATE:The Distribution Date occurring in May 2037.  The actual final Distribution Date could be substantially earlier.

KEY TERMS

ISSUER:                         RALI Series 2007-QH4 Trust
DEPOSITOR:                      Residential Accredit Loans, Inc.
LEAD UNDERWRITER:               Goldman, Sachs & Co.
CO-MANAGER:                     Residential Funding Securities, LLC, a wholly owned subsidiary of Residential Funding Company, LLC
MASTER SERVICER:                Residential Funding Company, LLC
TRUSTEE:                        Deutsche Bank Trust Company Americas
SUPPLEMENTAL INTEREST TRUST     Deutsche Bank Trust Company Americas
TRUSTEE:
SIGNIFICANT SERVICERS:          Servicers that may subservice 10% or more by principal amount of the mortgage loans include  HomeComings  Financial,  LLC, a wholly-owned subsidiary of the Master Servicer.
SWAP  PROVIDER:                 TBD

RATING AGENCIES:                Moody's Investor Services, Inc. and Standard & Poor's, a division of the McGraw Hill Companies, Inc.
TYPE OF ISSUANCE:               Public for all the Offered Certificates.
OFFERED CERTIFICATES:           Class A Certificates and Class M Certificates.
NON OFFERED CERTIFICATES:       Class B Certificates.
CLASS A CERTIFICATES:           Class A-1, Class A-2 and Class A-3 Certificates
CLASS M CERTIFICATES:           Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates
OTHER CERTIFICATES:
                                The following  Class of "Other  Certificates"  (the Class B Certificates)  which are not offered hereby,  will be issued in the indicated
                                approximate original certificate principal balance, and will be subordinate to the Offered Certificates.

                                  CERTIFICATE(1)         APPROXIMATE CERTIFICATE BALANCE  ($)               RATINGS (MOODY'S/S&P)INITIAL COUPON(2)

                                  B                      1,003,000                     Ba2/BB-              LIBOR + 1.50%

                                1.       The Certificate Principal Balance is approximate,  based on the Cut-off Date balances of the Mortgage Loans, and is subject to a
                                         +/- 10% variance in the aggregate.
                                2.       For the Class B Certificate,  the Pass-Through  Rates will be an adjustable rate equal to the lesser of (i) one-month LIBOR plus the related  margin (which margin will be multiplied by 1.5 after the first possible  Optional  Cleanup Call Date) and (ii) the
                                         Net Rate Cap (as defined herein) for that Distribution Date.

LIBOR CERTIFICATES:             Class A, Class M and Class B Certificates

SERVICER ADVANCING:             The Master  Servicer is obligated to advance  delinquent  mortgagor  payments  through the date of  liquidation of an REO property to the extent the advance is deemed recoverable.

DELAY DAYS:                     0 day delay on the LIBOR Certificates

PREPAYMENT PERIOD:              As to any  Distribution  Date,  the period  commencing  on the 16th day of the month prior to the month in which that  Distribution  Date occurs and ending on the 15th day of the month in which such Distribution Date occurs.
DAY COUNT:                      Actual/360 basis for the LIBOR Certificates

INTEREST ACCRUAL PERIOD:        For the LIBOR  Certificates  from the prior  Distribution  Date to the day prior to the current  Distribution Date except for the initial interest accrual period for which interest will accrue from the Closing Date.

COMPENSATING INTEREST:          On each Distribution Date, the Master Servicer is required to cover certain interest  shortfalls as a result of certain  prepayments,  by reducing its  servicing  compensation,  as more fully  described in the term sheet  supplement.  The  reduction in the Master  Servicer's servicing  compensation  for any  Distribution  Date will be limited to an amount equal to the lesser of (i) the master servicing fee and investment earnings on the custodial account and (ii) the product of:

                                                  o 0.1250% multiplied by
                                                  o one-twelfth multiplied by
                                                  o the aggregate stated principal balance of the mortgage loans as of the first day of the prior month.

PRICING PREPAYMENT ASSUMPTION:  A 100% prepayment  assumption assumes a constant  prepayment rate, or CPR, of 25% per annum of the then outstanding  principal balance of the mortgage loans in each month thereafter during the life of the mortgage loans.
EXCESS SPREAD:
                                The initial weighted  average  adjusted net mortgage rate of the mortgage pool will be greater than the interest  payments on the Offered and Non Offered Certificates,  resulting in excess cash flow calculated in the following manner based on the collateral as of the Cut-off
                                Date and initial marketing spreads:

                                 Initial Gross WAC(1):                                                         7.223%
                                 Less Fees & Expenses:                                                         0.425%
                                 Net WAC(1):                                                                   6.798%
                                 Less Initial Offered and Non Offered Certificate Coupon (Approx.) (2):       5.538%
                                 Initial Excess Spread(1)(2)(3):                                               1.260%

                                (1)     This amount will vary on each  Distribution Date based on changes to the weighted average interest rate on the Mortgage Loans as well as any changes in day count.

                                (2)     Assumes  one-month LIBOR equal to 5.320% per annum,  spreads and a 30-day month. This amount will vary on each Distribution Date based on changes to the weighted average  Pass-Through  Rates on the Offered and Non Offered  Certificates as well as any changes in day count.

                                (3)     For any Distribution  Date when the swap agreement is in effect,  the excess spread will increase or decrease by the swap inflow or  outflow  for that  Distribution  Date.  If the swap  agreement  were in effect  for the  first  Distribution  Date,  given an assumption of one-month  LIBOR equal to 5.320% per annum,  a swap rate of 5.12% per annum and a swap notional for the first month equal to the initial aggregate  certificate  principal balance of the Offered and Non Offered  Certificates,  excess spread would increase by 0.199%.

COLLATERAL DESCRIPTION:         As of April 1, 2007, the aggregate principal balance of the mortgage loans described herein is approximately  $400,000,000.  The interest rates on the mortgage loans adjust  monthly or annually  based on the Mortgage Index plus the respective  margin subject to lifetime caps
                                (minimum  payment  change will be limited to no more than 7.5% of the previous  payment  amount prior to any  recasts),  after an initial fixed rate period  generally of five years.  The mortgage rate on a mortgage loan with an MTA index or a one-month LIBOR index will reset monthly and the mortgage rate on a mortgage loan with a One-Year LIBOR index will reset  annually.  The minimum  monthly  payment for the mortgage loans will (i) adjust  annually  during the period that commences on the date on which the initial fixed rate period expires and ends on the scheduled  recast date (subject to maximum  interest  rates,  payment caps and other  limitations)  and (ii) adjust  monthly, semi-annually  or annually  after the  scheduled  recast date (subject to maximum  interest  rates and other  limitations).  Prior to the scheduled  recast date (which is the tenth  anniversary of the first payment date) or the  unscheduled  recast date (which is the date on which the negative  amortization  limit is reached),  the amount of interest  accruing on the principal balance of the mortgage loans may exceed the amount of the minimum monthly  payment.  As a result,  a portion of the accrued interest on any mortgage loan may not be paid.
                                That portion of accrued interest will become deferred  interest that will be added to the principal  balance of the related mortgage loan and may also be referred  to as negative  amortization.  In  addition,  beginning  initially  upon the earlier to occur of the  scheduled recast date or the unscheduled  recast date, the monthly payment due on that mortgage loan will be recast. If the mortgage loan is recast as a result of the  occurrence of the  scheduled  recast date,  the mortgage loan will be recast in order to provide for the  outstanding balance of the mortgage  loan to be paid in full at its maturity by the payment of equal  monthly  installments.  If the mortgage loan is recast as a result of the  occurrence  of the  unscheduled  recast  date,  the mortgage  loan will be recast so that the minimum  monthly payment will be an interest-only  payment until the day on which the scheduled recast date occurs.  These features may affect the rate at which  principal on these  mortgage loans is paid and may create a greater risk of default if the borrowers are unable to pay the monthly payments on the increased principal balances.

                                Each month prior to recast,  the servicer will present to each borrower three payment  options in addition to the minimum monthly payment described above. Those payment options will include (i) interest only payment;  (ii) full amortization  payment - the amount necessary to pay the loan off (including all principal and interest) on the maturity date in  substantially  equal  installments  at the interest rate effective during the preceding month; and (iii)  accelerated  payment - the amount necessary to pay the loan off (including all principal and interest) within a fifteen (15) year period from the first payment due date in substantially  equal installments at the interest rate effective during the preceding month.  Those payment options will only be available to the borrower until the loan is recast. If the loan recasts prior to year 10 because it has reached its maximum negative  amortization cap, three payment options will be available until the loan reaches its 10th year.  These three payment options include (i) interest only payment;  (ii) full  amortization  payment;  and (iii)
                                accelerated  payment.  After year 10,  borrower is obligated  to make a monthly  payment of principal  and interest  sufficient  to fully amortize the mortgage loan over the remaining term of the mortgage loan.

                                Approximately  2.1% of the mortgage loans have a balloon feature.  Balloon loans generally  require a monthly payment of a pre-determined amount that will not fully amortize the loan until the maturity date, at which time the balloon amount will be due and payable.

THE MORTGAGE LOANS:             The Mortgage Loans will be secured by first lien mortgage loans secured by one-to-four family residential properties.  The mortgage rates for the loans are fixed for the first five years after  origination,  thereafter each mortgage rate will adjust monthly or annually based on the  respective  Mortgage  Index  plus the  related  margin  subject  to  lifetime  caps if any.  All loans are  subject  to  negative amortization.

EXPENSE FEE RATE:               The "Expense Fee Rate" is comprised of primary  servicing fees and a master  servicing fee. The weighted average Expense Fee Rate will be equal to approximately 0.425% per annum.

OPTIONAL CLEAN UP CALL:         The Distribution Date on which the aggregate  principal balance of the Mortgage Loans for such Distribution Date becomes less than 10% of the Cut-off Date principal balance of the Mortgage Loans.

TAX TREATMENT:                  It is anticipated that the Offered and Non Offered  Certificates  will be treated as REMIC regular  interests coupled with interests in a limited recourse national principal contract for U.S. Federal income tax purposes.
ERISA ELIGIBILITY:              The Offered  Certificates  are  expected  to be eligible  for  purchase by or with assets of employee  benefit  plans and other plans and arrangements that are subject to Title I of ERISA or Section 4975 of the Code,  subject to certain  conditions,  after termination of the
                                Supplemental  Interest Trust which holds the swap  agreement.  Prior to that time,  plans may invest in the Offered  Certificates if they meet the requirements of an  investor-based  exemption.  Prospective  investors should review with their own legal advisors as to whether the purchase and holding of the  Certificates  could give rise to a  transaction  prohibited or not  otherwise  permissible  under ERISA,
                                Section 4975 of the Code or other similar laws.

SMMEA ELIGIBILITY:              It is  expected  that the Class A,  Class  M-1,  Class  M-2,  Class M-3 and Class M-4  Certificates  will  constitute  "mortgage  related securities"  for purposes of SMMEA and the Class M-5,  Class M-6,  Class M-7 and Class M-8  Certificates  will not  constitute  "mortgage related securities" for purposes of SMMEA.

MINIMUM DENOMINATION:           $25,000 for the Class A  Certificates  and $100,000 for the Class M-1,  Class M-2,  Class M-3, Class M-4, Class M-5, Class M-6, Class M-7
                                and Class M-8 Certificates .

DELIVERY:                       DTC

STRUCTURE OF THE OFFERED AND NON OFFERED CERTIFICATES

             CREDIT ENHANCEMENT:                         The credit enhancement provided for the Offered and Non Offered  Certificates is in the form of net monthly excess cashflow,  subordination
                                                         (except in the case of the Non Offered Certificates), overcollateralization, and any net swap payments received pursuant to swap agreement.

             NEGATIVE AMORTIZATION                       In the event that the minimum  payment made by the borrower does not cover the full interest  required as per the mortgage rate, the unpaid interest will be added to the outstanding principal balance of that mortgage loan in the form of negative amortization  (referred to herein as  the "Deferred  Interest ") and will reduce the amount of interest  collected on the related  mortgage loans. The amount of Net Deferred
                                                         Interest (as defined  herein),  if any, for a given month will reduce the amount  available to be distributed as a distribution of interest to the Offered and Non Offered Certificates.

DEFINITIONS

             ACCRUED CERTIFICATE INTEREST:              For any Distribution Date and each class of Offered and Non Offered Certificates,  equals the amount of interest accrued during the related
                                                        Interest  Accrual  Period  on the  related  Certificate  Principal  Balance  immediately  prior to such  Distribution  Date at the  related pass-through  rate,  as  reduced  by any  prepayment  interest  shortfalls  and  any  shortfalls  resulting  from  the  application  of the
                                                        Servicemembers Civil Relief Act (or any similar state statutes).

             PRINCIPAL PREPAYMENT                       The principal portion of all partial and full prepayments received during the related prepayment period.

             NET MONTHLY EXCESS CASHFLOW:               With  respect  to any  Distribution  Date,  an amount  equal to the sum of (x) the  excess of the  available  distribution  amount for that
                                                        Distribution  Date  over the sum of (a) the  interest  distribution  amount  for the  certificates  on that  Distribution  Date and (b) the
                                                        Principal Remittance Amount for that Distribution Date, and (y) the  Overcollateralization  Reduction Amount, if any, for that Distribution
                                                        Date.

             REQUIRED OVERCOLLATERALIZATION AMOUNT:     For any  Distribution  Date (i) prior to the Stepdown  Date,  an amount equal to 0.50% of the  aggregate  stated  principal  balance of the
                                                        Mortgage  Loans as of the Cut-off  Date,  (ii) on or after the  Stepdown  Date but prior to the  Distribution  Date in May 2013  provided a
                                                        Trigger Event is not in effect, the greater of (x) 1.25% of the then current aggregate  outstanding principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the  Overcollateralization  Floor,  (iii) on or after the
                                                        Stepdown Date and on or after the Distribution Date in May 2013 provided a Trigger Event is not in effect,  the greater of (x) 1.00% of the then current  aggregate  outstanding  principal  balance of the  Mortgage  Loans after giving  effect to  distributions  to be made on that
                                                        Distribution  Date and (y) the  Overcollateralization  Floor,  or (iv) on or after the Stepdown Date if a Trigger  Event is in effect,  the
                                                        Required  Overcollateralization  Amount for the immediately preceding Distribution Date. The initial Required  Overcollateralization Amount will be fully funded on the Closing Date.

             OVERCOLLATERALIZATION FLOOR:               An amount equal to 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date, or approximately $2,004,856.

             EXCESS OVERCOLLATERALIZATION AMOUNT:       With respect to any Distribution Date, the excess, if any, of the Overcollateralization  Amount on that Distribution Date over the Required
                                                        Overcollateralization Amount on that Distribution Date.

             OVERCOLLATERALIZATION AMOUNT:              With respect to any  Distribution  Date, the excess,  if any, of (a) the aggregate  stated  principal  balance of the Mortgage Loans before giving effect to distributions of principal to be made on that Distribution Date, over (b) the aggregate  certificate  principal balance of the Class A, Class M and Class B Certificates before taking into account distributions of principal to be made on that Distribution Date.

             OVERCOLLATERALIZATION INCREASE AMOUNT:     With respect to any Distribution  Date, an amount equal to the lesser of (i) the Net Monthly Excess Cashflow for that Distribution Date (to the extent not used to cover losses) and (ii) the excess,  if any, of (x) the Required  Overcollateralization  Amount for that Distribution
                                                        Date over (y) the Overcollateralization Amount for that Distribution Date.

             NET DEFERRED INTEREST:                     The excess,  if any, of the Deferred  Interest on Mortgage Loans over  principal  prepayments  and interest  received on the mortgage loans accruing  at rates in excess of (i) the  weighted  average  pass-through  rate on the Class A, Class M and Class B  Certificates,  (ii) the
                                                        Expense Fee Rate and (iii) net swap payments and certain swap termination  payments (other than termination  payments resulting from a swap provider trigger event) owed to the swap provider expressed as a per annum rate for the related Distribution Date.

OVERCOLLATERALIZATION REDUCTION         With respect to any Distribution Date for which the Excess Overcollateralization Amount is, or would be, after taking into account all
AMOUNT:                                 other distributions to be made on that Distribution Date, greater than zero, an amount equal to the lesser of (i) the Excess
                                        Overcollateralization Amount for that Distribution Date, and (ii) the Principal Remittance Amount for that Distribution Date.

STEPDOWN DATE:                          The earlier to occur of (A) the Distribution  Date following the Distribution  Date on which the Class A Certificates  have been reduced to zero and (B) the later to occur of (x) the Distribution Date occurring in May 2010 and (y) the first  Distribution Date on which the Senior
                                        Enhancement  Percentage is equal to or greater than  approximately (a) on any Distribution Date prior to the Distribution Date in May 2013,
                                        15.000% and (b) on any Distribution Date on or after the Distribution Date in May 2013, 12.000%.

SENIOR ENHANCEMENT PERCENTAGE:          On any  Distribution  Date, the Senior  Enhancement  Percentage  will be equal to a fraction,  the numerator of which is the sum of (x) the aggregate  certificate  principal balance of the Class M Certificates and Class B Certificates  immediately prior to that Distribution Date and (y) the Overcollateralization  Amount immediately prior to that Distribution Date, and the denominator of which is the aggregate stated
                                        principal balance of the Mortgage Loans as of the day immediately preceding such Distribution Date.

THE SWAP AGREEMENT:                     This  transaction  will contain a swap  agreement  with an initial swap notional  amount  beginning on the June 2007  Distribution  Date of approximately $384,404,927.  The swap notional amount will amortize in accordance with the swap schedule. Under the swap agreement, on each
                                        Distribution Date prior to the termination of the swap agreement (except for the first Distribution Date), the supplemental  interest trust will be obligated  to pay an amount equal to a per annum rate of 5.12% (on an  actual/360  basis) on the swap  notional  amount to the swap provider and the  supplemental  interest  trust will be entitled to receive an amount  equal to a per annum rate of one-month  LIBOR (on an actual/360 basis) on the swap notional amount from the swap provider. See page 22 for swap agreement details.

                                        Funds deposited into the Supplemental  Interest Trust on a Distribution Date will include:  the net swap payments owed to the Swap Provider for such  Distribution  Date and net swap payments from the Swap Provider for such  Distribution  Date. Funds in the Supplemental  Interest
                                        Trust will be distributed on each Distribution Date in the following order of priority:

                                        (i)      to the Swap Provider,  any net swap payments and certain swap termination payments (other than termination payments resulting from a swap provider trigger event) owed for such Distribution Date;
                                        (ii)     to the  Class  A,  Class M and  Class B  Certificateholders,  to pay  Accrued  Certificate  Interest  according  to the  "Interest
                                                 Distributions" section, to the extent unpaid from other available funds;
                                        (iii)    to the Class A, Class M and Class B Certificateholders, to pay principal according to the "Principal Payments", but only to the extent of realized losses and necessary to cause the overcollateralization to be maintained at the required overcollateralization amount (prior to distribution of any amounts due), to the extent unpaid from other available funds;
                                        (iv)     to the Class A, Class M and Class B Certificateholders,  to pay Interest Carry Forward Amounts and Basis Risk Shortfalls according to the section "Net Monthly Excess Cashflow Distributions", to the extent unpaid from other available funds;
                                        (v)      to pay the holders of the Class A-2 Certificates first, then to the holders of the Class A-3 Certificates,  then to the holders of the Class M Certificates, in order of priority, and then to the holders of the Class B Certificates,  the principal portion of any realized losses previously allocated thereto that remain unreimbursed, to the extent unpaid from other available funds;
                                        (vi)     to the Swap Provider, any termination payments resulting from a swap provider trigger event owed  for such Distribution Date; and
                                        (vii)    to the holders of the Class SB Certificates, any remaining amounts.

TRIGGER EVENT:                          A Trigger Event is in effect on any Distribution  Date if (i) on that  Distribution  Date the Sixty-Plus  Delinquency  Percentage equals or exceeds 40% of the prior  period's  Senior  Enhancement  Percentage  for the Class A  Certificates  to be  specified in the  Prospectus  or
                                        (ii) during  such period,  the  aggregate  amount of realized  losses  incurred  since the Cut-off Date through the last day of the related prepayment  period  divided by the aggregate  scheduled  principal  balance of the Mortgage  Loans as of the Cut-off Date (the  "Cumulative
                                        Realized Loss Percentage") exceeds the amounts set forth below:

          DISTRIBUTION DATE                   CUMULATIVE REALIZED LOSS PERCENTAGE:

          May 2009 - April 2010               0.150% for the first month, plus an additional 1/12th of 0.200% for each month       thereafter (e.g.,
          approximately 0.167% in June 2009)
          May 2010 - April 2011               0.350% for the first month, plus an additional 1/12th of 0.300% for each month       thereafter (e.g.,
          approximately 0.375% in June 2010)
          May 2011 - April 2012               0.650% for the first month, plus an additional 1/12th of 0.250% for each month       thereafter (e.g.,
          approximately 0.671% in June 2011)
          May 2012 - April 2013               0.900% for the first month, plus an additional 1/12th of 0.350% for each month       thereafter (e.g.,
          approximately 0.929% in June 2012)
          May 2013 - April 2014               1.250% for the first month, plus an additional 1/12th of 0.100% for each month       thereafter (e.g.,
          approximately 1.258% in June 2013)
          May 2014 and thereafter             1.350%

 SIXTY-PLUS DELINQUENCY PERCENTAGE:     With respect to any  Distribution  Date on or after the Stepdown Date, the arithmetic  average,  for each of the three  Distribution  Dates ending with such Distribution Date, of the fraction,  expressed as a percentage, equal to (x) the aggregate stated principal balance of the
                                        Mortgage Loans that are 60 or more days delinquent in payment of principal and interest for that  Distribution  Date,  including  mortgaged loans in  bankruptcy,  foreclosure  and REO, over (y) the  aggregate  stated  principal  balance of all of the Mortgage  Loans  immediately preceding that Distribution Date.

NET MORTGAGE RATE:                     With respect to any Mortgage Loan, the per annum mortgage rate thereon minus the Expense Fee Rate.

NET RATE CAP:                          With respect to any Distribution Date and any class of LIBOR Certificates, the lesser of (i) the Net WAC Cap Rate and (ii) the Available
                                       Funds Rate.

NET WAC CAP RATE:                      With respect to any  Distribution  Date, a per annum rate (which will not be less than zero) equal to (i) the  product of (a) the  weighted average of the Net Mortgage  Rates of the  Mortgage  Loans using the Net Mortgage  Rates in effect for the  scheduled  payments due on such
                                       Mortgage  Loans  during the related due  period,  and (b) a  fraction  expressed  as a  percentage,  the  numerator  of which is 30 and the denominator  of which is the actual  number of days in the related  Interest  Accrual  Period,  minus  (ii) the  product of (a) a  fraction expressed as a  percentage,  the numerator of which is the amount of any net swap  payments or swap  termination  payment not due to a swap provider  trigger  event owed to the Swap  Provider as of such  Distribution  Date and the  denominator  of which is the  aggregate  Stated
                                       Principal  Balance of the Mortgage Loans as of such  Distribution  Date (before giving effect to  distributions  of principal to be made on that distribution  date), and (b) a fraction  expressed as a percentage,  the numerator of which is 360 and the denominator of which is the actual number of days in the related Interest Accrual Period.

AVAILABLE FUNDS RATE:                  With respect to any  Distribution  Date, a per annum rate equal to the product of (x) the Interest  Remittance  Amount plus full and partial principal  prepayments  received on the mortgage  loans and available to be distributed on that  Distribution  Date and (y) a fraction,  the numerator of which is 12 and the denominator of which is the aggregate stated  principal  balance of the mortgage loans before giving effect to distributions of principal to be made on that Distribution  Date,  adjusted to a rate based on the actual number of days in a month and a
                                       360-day year.

AVAILABLE DISTRIBUTION AMOUNT:         For any Distribution  Date, an amount (net of (i) amounts  reimbursable to the master servicer and any subservicer (ii) any net swap payment to the swap provider and (iii) any swap  termination  payment owed to the swap provider not due to a swap provider  trigger  event) equal to
                                       (a) the  aggregate  amount of  scheduled  payments on the  mortgage  loans due during the related due period and received on or prior to the related  determination  date, after deduction of the master  servicing fees and subservicing  fees in respect of the mortgage loans for that
                                       Distribution  Date, (b) unscheduled  payments,  including  mortgagor  prepayments on the mortgage  loans,  insurance  proceeds,  liquidation proceeds and subsequent  recoveries  from the mortgage  loans,  and proceeds from  repurchases of and  substitutions  for the mortgage loans occurring during the preceding calendar month, and (c) all Advances made for that Distribution Date in respect of the mortgage loans.

INTEREST REMITTANCE AMOUNT:            With respect to any Distribution  Date,  the interest  received or advanced with respect to the Mortgage  Loans, net of the Expense Fee Rate and net of any net swap payments or swap termination  payments not due to a swap provider trigger event owed to the swap provider as of such
                                       Distribution Date.

BASIS RISK SHORTFALL:                  With  respect  to any class of Class A,  Class M and Class B  Certificates  and any  Distribution  Date on which the Net Rate Cap is used to determine the pass-through rate for that class of certificates,  an amount equal to the excess of (i) Accrued Certificate  Interest for that class  calculated  at a rate equal to  one-month  LIBOR plus the  related  margin  over (ii)  accrued  certificate  interest  for that class calculated  assuming the Net Rate Cap is equal to the Net WAC Cap Rate; plus any unpaid Basis Risk Shortfall from prior Distribution  Dates, plus interest  thereon at a rate equal to one-month  LIBOR plus the related margin to the extent not previously paid from Net Monthly Excess
                                       Cashflow or the Supplemental Interest Trust.

PREPAYMENT INTEREST SHORTFALLS:        With respect to any Distribution Date, the aggregate shortfall,  if any, in collections of interest resulting from mortgagor  prepayments on the Mortgage Loans during the Prepayment  Period.  These  shortfalls will result because interest on prepayments in full is distributed only to the date of  prepayment,  and because no interest is  distributed  on  prepayments  in part, as these  prepayments in part are applied to reduce the  outstanding  principal  balance of the  Mortgage  Loans as of the due date  immediately  preceding  the date of  prepayment.  No assurance can be given that the amounts  available to cover  Prepayment  Interest  Shortfalls will be sufficient  therefore.  Any Prepayment
                                       Interest  Shortfalls not covered by Master  Servicing  Compensation  or Net Monthly Excess Cash Flow and allocated to a class of Offered and
                                       Non  Offered  Certificates  will  accrue  interest  at the then  applicable  pass-through  rate on that  class of  Offered  and Non  Offered
                                       Certificates. Prepayment  Interest Shortfalls will be allocated on a pro rata basis among the certificates.

RELIEF ACT SHORTFALLS:                 With respect to any Distribution Date, the shortfall,  if any, in collections of interest resulting from the Servicemembers Civil Relief Act or similar  legislation or regulation.  Relief Act Shortfalls will be covered by available Net Monthly Excess Cashflow in the current period only as described  under "Net Monthly Excess  Cashflow  Distributions."  Any Relief Act Shortfalls  allocated to the Offered and Non Offered
                                       Certificates  for the current period not covered by Net Monthly Excess Cashflow will remain unpaid.  Relief Act Shortfalls will be allocated on a pro rata basis among the certificates.

INTEREST DISTRIBUTION AMOUNT:          With respect to any Distribution Date and the Offered and Non Offered Certificates,  the aggregate amount of Accrued Certificate Interest for that  Distribution Date plus any Accrued  Certificate  Interest  remaining unpaid from any prior  Distribution  Date,  together with interest thereon,  in each case to the extent distributed to the holders of the Offered and Non Offered  Certificates from the Available  Distribution
                                       Amount.

INTEREST CARRYFORWARD AMOUNT:          With respect to any Distribution Date and any class of LIBOR  Certificates,  the sum of (a) the excess,  if any, of (i) Accrued  Certificate
                                       Interest  for such  class  assuming  the Net Rate  Cap for such  Distribution  Date  was  equal to the Net WAC Cap Rate  over  (ii)  Accrued
                                       Certificate  Interest for such class  assuming the Net Rate Cap for such  Distribution  Date was equal to the  Available  Funds Rate and (b)
                                       interest on the amount calculated  pursuant to clause (a) for any prior  Distribution Date that remains  unreimbursed at a rate equal to the lesser of (i) one-month LIBOR plus the related margin and (ii) the Net WAC Cap Rate.

INTEREST DISTRIBUTIONS:                On each  Distribution  Date,  accrued and unpaid interest (less  Prepayment  Interest  Shortfalls not covered by compensating  interest,  Net
                                       Deferred  Interest and Relief Act  Shortfalls)  will be paid to the holders of Class A, Class M and Class B Certificates to the extent of the available distribution amount as described in the term sheet supplement  in the following order of priority:

                                       1.       To the Class A Certificates, pro rata;
                                       2.       To the Class M-1 Certificates;
                                       3.       To the Class M-2 Certificates;
                                       4.       To the Class M-3 Certificates;
                                       5.       To the Class M-4 Certificates;
                                       6.       To the Class M-5 Certificates;
                                       7.       To the Class M-6 Certificates;
                                       8.       To the Class M-7 Certificates;
                                       9.       To the Class M-8 Certificates; and
                                       10.      To the Class B Certificates.

PRINCIPAL PAYMENTS:                    The Class A Principal Distribution Amount, with respect to the Class A Certificates, will be distributed to the Class A-1, Class A-2 and Class A-3 Certificates, pro rata, until their Certificate Principal Balances have been reduced to zero.

                                       The Class B Certificates  will be subordinate to the Class M Certificates,  and the Class M Certificates  will be subordinate to the Class A
                                       Certificates.  The Class M Certificates  and the Class B Certificates  will not receive any principal  payments before the Stepdown Date, or if a Trigger Event is in effect,  unless the aggregate  certificate principal balance of the Class A Certificates have been reduced to zero.
                                       In such case, the Class M Certificates and Class B Certificates will receive the Principal Distribution Amount sequentially.

                                       On or after the Stepdown Date and if a Trigger  Event is not in effect,  or if the aggregate  certificate  principal  balance of the Class A
                                       Certificates has been reduced to zero, the remaining  Principal  Distribution Amount will be distributed in the following order of priority:
                                       to the Class M-1  Certificates,  the Class  M-1  Principal  Distribution  Amount,  to the Class M-2  Certificates,  the Class M-2  Principal
                                       Distribution Amount, to the Class M-3 Certificates,  the Class M-3 Principal  Distribution Amount, to the Class M-4 Certificates,  the Class
                                       M-4  Principal  Distribution  Amount,  to the  Class  M-5  Certificates,  the  Class M-5  Principal  Distribution  Amount,  to the Class M-6
                                       Certificates,  the Class M-6 Principal  Distribution Amount, to the Class M-7 Certificates,  the Class M-7 Principal Distribution Amount, to
                                       the  Class  M-8  Certificates,  the Class  M-8  Principal  Distribution  Amount,  and to the  Class B  Certificates,  the Class B  Principal
                                       Distribution Amount in each case until the certificate principal balance thereof has been reduced to zero.

PRINCIPAL DISTRIBUTION AMOUNT:         With  respect to any  Distribution  Date,  the lesser of (a) the excess of (i) the  available  distribution  amount  over (ii) the  Interest
                                       Distribution Amount and (b) the sum of the following:

                                       1.       the principal  portion of all scheduled monthly payments on the mortgage loans received or advanced with respect to the related due period;

                                       2.       the principal portion of all proceeds of the repurchase of Mortgage Loans, or, in the case of a substitution,  amounts representing a principal adjustment, as required by the pooling and servicing agreement during the preceding calendar month;

                                       3.       the principal  portion of all other  unscheduled  collections  received on the mortgage  loans during the preceding  calendar month other than Subsequent Recoveries,  including, without limitation,  Insurance Proceeds,  Liquidation Proceeds and, except to the extent applied to offset Deferred  Interest,  full and partial  Principal  Prepayments  made by the respective  mortgagors,  to the  extent  not  distributed  in the  preceding  month or, in the case of  Principal
                                                Prepayments in full, during the related Prepayment Period;

                                       4.       the lesser of (a) the Net Monthly  Excess Cash Flow for that  Distribution  Date,  and (b) the  principal  portion of any  Realized
                                                Losses allocated to any class of Offered and Non Offered  Certificates on a prior Distribution Date and remaining unpaid,  to the extent  covered by  Subsequent  Recoveries  for that  Distribution  Date as described  under "Net
                                                Monthly Excess Cash Flow Distributions";

                                       5.       the lesser of (a) the Net  Monthly  Excess  Cash Flow for that  Distribution  Date,  to the extent not used  pursuant to clause (4)
                                                above on such Distribution Date and (b) the principal portion of any Realized Losses incurred,  or deemed to have been  incurred,  on any mortgage  loans in the calendar  month  preceding  that  Distribution  Date to the extent covered  by Excess  Cash Flow for that  Distribution  Date as  described  under  "Net  Monthly  Excess  Cash Flow
                                                Distributions";

                                       6.       the lesser of (a) the Net Monthly Excess Cash Flow for that  Distribution  Date, to the extent not used pursuant to clauses (4) and
                                                (5) above on such  Distribution  Date, and (b) the amount of any  Overcollateralization  Increase Amount for that
                                                Distribution Date; and

                                       7.       amounts available pursuant to clause (iii) under "The Swap Agreement",

                                                         minus

                                       8.       the amount of any Overcollateralization Reduction Amount for that Distribution Date; and

                                       9.       any related Capitalization Reimbursement Amount as further defined in the Term Sheet Supplement for this transaction.

                                       In no event will the Principal  Distribution  Amount on any  Distribution  Date be less than zero or greater than the aggregate  outstanding
                                       Certificate Principal Balance of the Offered and Non Offered Certificates .

PRINCIPAL REMITTANCE AMOUNT:           For any Distribution  Date, the sum of the following  amounts:  (i) the principal  portion of all scheduled monthly payments on the Mortgage
                                       Loans  received or advanced  with respect to the related due period;  (ii) the  principal  portion of all proceeds of the  repurchase of the
                                       Mortgage  Loans or, in the case of  substitution,  amounts  representing  a principal  adjustment  as required in the pooling and  servicing agreement during the preceding  calendar month; and (iii) the principal portion of all other  unscheduled  collections other than subsequent recoveries  received on the Mortgage Loans during the preceding  calendar month including,  without  limitation,  full and partial principal prepayments made by the respective  mortgagors,  to the extent not applied to offset Deferred  Interest and to the extent not distributed in the month.

CLASS A PRINCIPAL DISTRIBUTION         With respect to any Distribution Date:
AMOUNT:
                                       1.   prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the
                                            Principal Distribution Amount for that Distribution Date, or
                                       2.   on or after the Stepdown  Date if a Trigger  Event is not in effect for that  Distribution  Date,  the lesser of: (i) the Principal
                                            Distribution Amount for that Distribution Date; and (ii) the excess of (a) the aggregate  certificate  principal balance of the Class A
                                            Certificates  immediately prior to that  Distribution Date over (b) the lesser of (x) the product of (1) approximately  85.000% for any
                                            Distribution  Date prior to the  Distribution  Date in May 2013 and  approximately  88.000% for any  Distribution  Date on or after the
                                            Distribution  Date in May  2013  and (2) the  aggregate  stated  principal  balance  of the  Mortgage  Loans  after  giving  effect  to distributions to be made on that  Distribution  Date and (y) the aggregate stated principal  balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, less the Overcollateralization Floor.

CLASS M-1 PRINCIPAL DISTRIBUTION       With respect to any Distribution Date:
AMOUNT:
                                       1.   prior to the  Stepdown  Date or on or after the  Stepdown  Date if a Trigger  Event is in effect for that  Distribution  Date,  the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, or
                                       2.   on or after the Stepdown  Date if a Trigger  Event is not in effect for that  Distribution  Date,  the lesser of: (i) the remaining
                                            Principal  Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount; and (ii) the
                                            excess of (a) the sum of (1) the aggregate  certificate  principal  balance of the Class A Certificates  (after taking into account the payment  of the Class A  Principal  Distribution  Amount)  and (2) the  certificate  principal  balance  of the Class M-1  Certificates immediately prior to that  Distribution  Date over (b) the lesser of (x) the product of (1) approximately  87.875% for any Distribution
                                            Date prior to the Distribution Date in May 2013 and  approximately  90.300% for any Distribution Date on or after the Distribution Date in May 2013 and (2) the aggregate  stated  principal  balance of the Mortgage Loans after giving effect to  distributions to be made on that  Distribution Date and (y) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, less the Overcollateralization Floor.

CLASS M-2 PRINCIPAL DISTRIBUTION         With respect to any Distribution Date:
AMOUNT:
                                        1.   prior to the Stepdown  Date or on or after the  Stepdown  Date if a Trigger  Event is in effect for that  Distribution  Date,  the remaining  Principal  Distribution  Amount for that Distribution Date after distribution of the Class A Principal  Distribution Amount and Class M-1 Principal Distribution Amount, or
                                        2.   on or after the Stepdown Date if a Trigger  Event is not in effect for that  Distribution  Date,  the lesser of: (i) the remaining
                                             Principal  Distribution  Amount for that Distribution Date after distribution of the Class A Principal  Distribution  Amount and Class
                                             M-1 Principal  Distribution Amount; and (ii) the excess of (a) the sum of (1) the aggregate certificate principal balance of the Class
                                             A Certificates  and Class M-1  Certificates  (after taking into account the payment of the Class A Principal  Distribution  Amount and
                                             Class M-1  Principal  Distribution  Amount for that  Distribution  Date) and (2) the  certificate  principal  balance of the Class M-2
                                             Certificates  immediately prior to that Distribution Date over (b) the lesser of (x) the product of (1) approximately  90.875% for any
                                             Distribution  Date prior to the Distribution  Date in May 2013 and  approximately  92.700% for any  Distribution  Date on or after the
                                             Distribution  Date in May 2013  and (2) the  aggregate  stated  principal  balance  of the  Mortgage  Loans  after  giving  effect  to distributions to be made on that  Distribution  Date and (y) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, less the Overcollateralization Floor.

CLASS M-3 PRINCIPAL DISTRIBUTION       With respect to any Distribution Date:
AMOUNT:
                                       1.   prior to the  Stepdown  Date or on or after the  Stepdown  Date if a Trigger  Event is in effect for that  Distribution  Date,  the remaining  Principal  Distribution Amount for that Distribution Date after distribution of the Class A Principal  Distribution  Amount,
                                            Class M-1 Principal Distribution Amount, and Class M-2 Principal Distribution Amount, or
                                       2.   on or after the Stepdown  Date if a Trigger  Event is not in effect for that  Distribution  Date,  the lesser of: (i) the remaining
                                            Principal  Distribution Amount for that Distribution Date after distribution of the Class A Principal  Distribution  Amount,  Class M-1
                                            Principal  Distribution  Amount and Class M-2 Principal  Distribution  Amount;  and (ii) the excess of (a) the sum of (1) the aggregate certificate  principal balance of the Class A, Class M-1 and Class M-2 Certificates (after taking into account the payment of the Class
                                            A Principal  Distribution  Amount, the Class M-1 Principal  Distribution  Amount and Class M-2 Principal  Distribution  Amount for that
                                            Distribution Date) and (2) the certificate principal balance of the Class M-3 Certificates  immediately prior to that Distribution Date over (b) the lesser of (x) the product of (1)  approximately  92.125% for any Distribution  Date prior to the Distribution  Date in May
                                            2013 and  approximately  93.700% for any Distribution  Date on or after the Distribution  Date in May 2013 and (2) the aggregate stated
                                            principal  balance of the  Mortgage  Loans  after  giving  effect to  distributions  to be made on that  Distribution  Date and (y) the aggregate stated principal  balance of the Mortgage Loans after giving effect to  distributions to be made on that  Distribution  Date, less the Overcollateralization Floor.

CLASS M-4 PRINCIPAL DISTRIBUTION       With respect to any Distribution Date:
AMOUNT:
                                       1.   prior to the  Stepdown  Date or on or after the  Stepdown  Date if a Trigger  Event is in effect for that  Distribution  Date,  the remaining  Principal  Distribution Amount for that Distribution Date after distribution of the Class A Principal  Distribution  Amount,
                                            Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount and Class M-3 Principal Distribution Amount, or
                                       2.   on or after the Stepdown  Date if a Trigger  Event is not in effect for that  Distribution  Date,  the lesser of: (i) the remaining
                                            Principal  Distribution Amount for that Distribution Date after distribution of the Class A Principal  Distribution  Amount,  Class M-1
                                            Principal  Distribution  Amount,  Class M-2 Principal  Distribution  Amount and Class M-3 Principal  Distribution  Amount; and (ii) the
                                            excess  of (a) the sum of (1) the  aggregate  certificate  principal  balance  of the  Class A,  Class  M-1,  Class  M-2 and  Class M-3
                                            Certificates  (after taking into account the payment of the Class A Principal  Distribution  Amount,  Class M-1 Principal  Distribution
                                            Amount,  Class M-2 Principal  Distribution  Amount and Class M-3 Principal  Distribution Amount for that Distribution Date) and (2) the certificate principal balance of the Class M-4 Certificates  immediately prior to that Distribution Date over (b) the lesser of (x) the product of (1) approximately  93.375% for any Distribution  Date prior to the Distribution Date in May 2013 and approximately  94.700%
                                            for any Distribution  Date on or after the Distribution Date in May 2013 and (2) the aggregate stated principal balance of the Mortgage
                                            Loans after giving effect to distributions to be made on that  Distribution  Date and (y) the aggregate stated principal balance of the
                                            Mortgage Loans after giving effect to distributions to be made on that Distribution Date, less the Overcollateralization Floor.

CLASS M-5 PRINCIPAL DISTRIBUTION       With respect to any Distribution Date:
AMOUNT:
                                       1.   prior to the  Stepdown  Date or on or after the  Stepdown  Date if a Trigger  Event is in effect for that  Distribution  Date,  the remaining  Principal  Distribution Amount for that Distribution Date after distribution of the Class A Principal  Distribution  Amount,
                                            Class M-1 Principal  Distribution  Amount, Class M-2 Principal  Distribution Amount, Class M-3 Principal  Distribution Amount and Class
                                            M-4 Principal Distribution Amount, or
                                       2.   on or after the Stepdown  Date if a Trigger  Event is not in effect for that  Distribution  Date,  the lesser of: (i) the remaining
                                            Principal  Distribution Amount for that Distribution Date after distribution of the Class A Principal  Distribution  Amount,  Class M-1
                                            Principal  Distribution  Amount,  Class M-2  Principal  Distribution  Amount,  Class M-3  Principal  Distribution  Amount and Class M-4
                                            Principal  Distribution Amount; and (ii) the excess of (a) the sum of (1) the aggregate  certificate  principal balance of the Class A,
                                            Class  M-1,  Class  M-2,  Class M-3 and Class M-4  Certificates  (after  taking  into  account  the  payment  of the Class A  Principal
                                            Distribution  Amount,  Class M-1  Principal  Distribution  Amount,  Class  M-2  Principal  Distribution  Amount,  Class  M-3  Principal
                                            Distribution Amount and Class M-4 Principal  Distribution Amount for that Distribution Date) and (2) the certificate  principal balance of the Class M-5 Certificates  immediately  prior to that Distribution Date over (b) the lesser of (x) the product of (1) approximately
                                            95.000% for any Distribution Date prior to the Distribution Date in May 2013 and approximately  96.000% for any Distribution Date on or after the Distribution  Date in May 2013 and (2) the aggregate  stated  principal  balance of the Mortgage Loans after giving effect to distributions to be made on that  Distribution  Date and (y) the aggregate stated principal  balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, less the Overcollateralization Floor.

CLASS M-6 PRINCIPAL DISTRIBUTION       With respect to any Distribution Date:
AMOUNT:
                                       1.   prior to the  Stepdown  Date or on or after the  Stepdown  Date if a Trigger  Event is in effect for that  Distribution  Date,  the remaining  Principal  Distribution Amount for that Distribution Date after distribution of the Class A Principal  Distribution  Amount,
                                            Class M-1 Principal  Distribution Amount, Class M-2 Principal  Distribution Amount, Class M-3 Principal  Distribution Amount, Class M-4
                                            Principal Distribution Amount, and Class M-5 Principal Distribution Amount, or
                                       2.   on or after the Stepdown  Date if a Trigger  Event is not in effect for that  Distribution  Date,  the lesser of: (i) the remaining
                                            Principal  Distribution Amount for that Distribution Date after distribution of the Class A Principal  Distribution  Amount,  Class M-1
                                            Principal  Distribution Amount, Class M-2 Principal  Distribution Amount, Class M-3 Principal  Distribution Amount, Class M-4 Principal
                                            Distribution Amount,  Class M-5 Principal  Distribution and (ii) the excess of (a) the sum of (1) the aggregate  certificate  principal balance of the Class A, Class M-1, Class M-2, Class M-3,  Class M-4 and Class M-5  Certificates  (after taking into account the payment of the Class A Principal  Distribution Amount, Class M-1 Principal  Distribution Amount, Class M-2 Principal Distribution Amount, Class
                                            M-3 Principal  Distribution  Amount,  Class M-4 Principal  Distribution  Amount, and Class M-5 Principal  Distribution  Amount for that
                                            Distribution Date) and (2) the certificate principal balance of the Class M-6 Certificates  immediately prior to that Distribution Date over (b) the lesser of (x) the product of (1)  approximately  96.000% for any Distribution  Date prior to the Distribution  Date in May
                                            2013 and  approximately  96.800% for any Distribution  Date on or after the Distribution  Date in May 2013 and (2) the aggregate stated
                                            principal  balance of the  Mortgage  Loans  after  giving  effect to  distributions  to be made on that  Distribution  Date and (y) the aggregate stated principal  balance of the Mortgage Loans after giving effect to  distributions to be made on that  Distribution  Date, less the Overcollateralization Floor.

CLASS M-7 PRINCIPAL DISTRIBUTION       With respect to any Distribution Date:
AMOUNT:
                                       1.   prior to the  Stepdown  Date or on or after the  Stepdown  Date if a Trigger  Event is in effect for that  Distribution  Date,  the remaining  Principal  Distribution Amount for that Distribution Date after distribution of the Class A Principal  Distribution  Amount,
                                            Class M-1 Principal  Distribution Amount, Class M-2 Principal  Distribution Amount, Class M-3 Principal  Distribution Amount, Class M-4
                                            Principal Distribution Amount, Class M-5 Principal Distribution Amount, and Class M-6 Principal Distribution Amount, or
                                       2.   on or after the Stepdown  Date if a Trigger  Event is not in effect for that  Distribution  Date,  the lesser of: (i) the remaining
                                            Principal  Distribution Amount for that Distribution Date after distribution of the Class A Principal  Distribution  Amount,  Class M-1
                                            Principal  Distribution Amount, Class M-2 Principal  Distribution Amount, Class M-3 Principal  Distribution Amount, Class M-4 Principal
                                            Distribution  Amount, Class M-5 Principal  Distribution Amount, and Class M-6 Principal  Distribution Amount and (ii) the excess of (a)
                                            the sum of (1) the aggregate  certificate  principal  balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and
                                            Class M-6  Certificates  (after  taking into  account the payment of the Class A Principal  Distribution  Amount,  Class M-1  Principal
                                            Distribution  Amount,  Class M-2  Principal  Distribution  Amount,  Class  M-3  Principal  Distribution  Amount,  Class  M-4  Principal
                                            Distribution Amount, Class M-5 Principal  Distribution Amount, and Class M-6 Principal  Distribution Amount for that Distribution Date)
                                            and (2) the certificate  principal  balance of the Class M-7  Certificates  immediately  prior to that  Distribution  Date over (b) the lesser of (x) the  product of (1)  approximately  97.375%  for any  Distribution  Date prior to the  Distribution  Date in May 2013 and approximately  97.900% for any Distribution  Date on or after the Distribution  Date in May 2013 and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to  distributions to be made on that  Distribution  Date and (y) the aggregate stated
                                            principal  balance  of the  Mortgage  Loans  after  giving  effect to  distributions  to be made on that  Distribution  Date,  less the
                                            Overcollateralization Floor.

CLASS M-8 PRINCIPAL DISTRIBUTION       With respect to any Distribution Date:
AMOUNT:
                                       1.   prior to the  Stepdown  Date or on or after the  Stepdown  Date if a Trigger  Event is in effect for that  Distribution  Date,  the remaining  Principal  Distribution Amount for that Distribution Date after distribution of the Class A Principal  Distribution  Amount,
                                            Class M-1 Principal  Distribution Amount, Class M-2 Principal  Distribution Amount, Class M-3 Principal  Distribution Amount, Class M-4
                                            Principal  Distribution  Amount,  Class M-5 Principal  Distribution  Amount,  Class M-6 Principal  Distribution  Amount,  and Class M-7
                                            Principal Distribution Amount, or
                                       2.   on or after the Stepdown  Date if a Trigger  Event is not in effect for that  Distribution  Date,  the lesser of: (i) the remaining
                                            Principal  Distribution Amount for that Distribution Date after distribution of the Class A Principal  Distribution  Amount,  Class M-1
                                            Principal  Distribution Amount, Class M-2 Principal  Distribution Amount, Class M-3 Principal  Distribution Amount, Class M-4 Principal
                                            Distribution  Amount,  Class M-5 Principal  Distribution  Amount,  Class M-6  Principal  Distribution  Amount,  and Class M-7 Principal
                                            Distribution  Amount and (ii) the excess of (a) the sum of (1) the aggregate  certificate  principal balance of the Class A, Class M-1,
                                            Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates  (after taking into account the payment of the Class A
                                            Principal  Distribution Amount, Class M-1 Principal  Distribution Amount, Class M-2 Principal  Distribution Amount, Class M-3 Principal
                                            Distribution  Amount,  Class M-4  Principal  Distribution  Amount,  Class  M-5  Principal  Distribution  Amount,  Class  M-6  Principal
                                            Distribution Amount, and Class M-7 Principal  Distribution Amount for that Distribution Date) and (2) the certificate principal balance of the Class M-8 Certificates  immediately  prior to that Distribution Date over (b) the lesser of (x) the product of (1) approximately
                                            98.125% for any Distribution Date prior to the Distribution Date in May 2013 and approximately  98.500% for any Distribution Date on or after the Distribution  Date in May 2013 and (2) the aggregate  stated  principal  balance of the Mortgage Loans after giving effect to distributions to be made on that  Distribution  Date and (y) the aggregate stated principal  balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, less the Overcollateralization Floor.

CLASS B  PRINCIPAL DISTRIBUTION        With respect to any Distribution Date:
AMOUNT:
                                       1.   prior to the  Stepdown  Date or on or after the  Stepdown  Date if a Trigger  Event is in effect for that  Distribution  Date,  the remaining  Principal  Distribution Amount for that Distribution Date after distribution of the Class A Principal  Distribution  Amount,
                                            Class M-1 Principal  Distribution Amount, Class M-2 Principal  Distribution Amount, Class M-3 Principal  Distribution Amount, Class M-4
                                            Principal  Distribution Amount, Class M-5 Principal  Distribution Amount, Class M-6 Principal  Distribution Amount, Class M-7 Principal
                                            Distribution Amount, and Class M-8 Principal Distribution Amount, or
                                       2.   on or after the Stepdown  Date if a Trigger  Event is not in effect for that  Distribution  Date,  the lesser of: (i) the remaining
                                            Principal  Distribution Amount for that Distribution Date after distribution of the Class A Principal  Distribution  Amount,  Class M-1
                                            Principal  Distribution Amount, Class M-2 Principal  Distribution Amount, Class M-3 Principal  Distribution Amount, Class M-4 Principal
                                            Distribution  Amount,  Class M-5  Principal  Distribution  Amount,  Class  M-6  Principal  Distribution  Amount,  Class  M-7  Principal
                                            Distribution  Amount, and Class M-8 Principal  Distribution Amount and (ii) the excess of (a) the sum of (1) the aggregate  certificate principal  balance  of the Class A, Class  M-1,  Class M-2,  Class  M-3,  Class  M-4,  Class  M-5,  Class M-6,  Class M-7 and Class M-8
                                            Certificates  (after taking into account the payment of the Class A Principal  Distribution  Amount,  Class M-1 Principal  Distribution
                                            Amount,  Class M-2 Principal  Distribution Amount,  Class M-3 Principal  Distribution Amount, Class M-4 Principal  Distribution Amount,
                                            Class M-5 Principal  Distribution Amount, Class M-6 Principal  Distribution Amount, Class M-7 Principal  Distribution Amount, and Class
                                            M-8 Principal  Distribution  Amount for that Distribution  Date) and (2) the certificate  principal balance of the Class B Certificates immediately prior to that  Distribution  Date over (b) the lesser of (x) the product of (1) approximately  98.750% for any Distribution
                                            Date prior to the Distribution Date in May 2013 and  approximately  99.000% for any Distribution Date on or after the Distribution Date in May 2013 and (2) the aggregate  stated  principal  balance of the Mortgage Loans after giving effect to  distributions to be made on that  Distribution Date and (y) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, less the Overcollateralization Floor.

NET MONTHLY EXCESS CASHFLOW            On each Distribution Date, the Net Monthly Excess Cashflow will be distributed among the Certificates in the following order of priority:
DISTRIBUTIONS:
                                       1.   To pay to holders of the class or classes of  certificates  then  entitled to receive  distributions  in respect of  principal  (as described above), the principal portion of realized losses previously  allocated to reduce the certificate  principal balance of any of the Class A-2, Class A-3, Class M and Class B Certificates and remaining unreimbursed, but only to the extent of subsequent recoveries;
                                       2.   As part of the Principal  Distribution  Amount, to pay to the holders of the Offered and Non-Offered  Certificates then entitled to receive distribution of principal (as described above) in reduction of their certificate  principal balances,  the principal portion of realized losses incurred on the Mortgage Loans for the preceding calendar month;
                                       3.   To pay any Overcollateralization  Increase Amount to the class or classes of certificates then entitled to receive distributions in respect of principal;
                                       4.   To pay the holders of the Class A, Class M and Class B Certificates,  pro rata, based on Prepayment Interest  Shortfalls  allocated thereto,  the amount of any Prepayment Interest  Shortfalls  allocated thereto for that Distribution Date, to the extent not covered by
                                            Eligible Master Servicing Compensation on that Distribution Date;
                                       5.   To pay the holders of the Class A, Class M and Class B  Certificates,  pro rata,  based on unpaid  Prepayment  Interest  Shortfalls previously  allocated thereto, any Prepayment Interest Shortfalls remaining unpaid from prior Distribution Dates together with interest thereon;
                                       6.   To the holders of the Class A Certificates,  pro rata, and then to the holders of the Class M  Certificates,  in order of priority, and then to the holders of the Class B Certificates,  any Interest Carryforward Amounts allocated thereto that remains unpaid as of the
                                            Distribution Date;
                                       7.   To the holders of the Class A Certificates,  pro rata, then to the holders of the Class M Certificates,  in order of priority,  and then to the  holders  of the  Class B  Certificates,  any  Basis  Risk  Shortfalls  allocated  thereto  that  remains  unpaid as of the
                                            Distribution Date;
                                       8.   To pay the holders of the Class A, Class M and Class B Certificates,  pro rata, based on Relief Act Shortfalls allocated thereto on that Distribution Date, the amount of any Relief Act Shortfalls occurring in the current interest accrual period;
                                       9.   To pay the holders of the Class A-2 Certificates first, then to the holders of the Class A-3 Certificates,  and then to the holders of the Class M Certificates,  in order of priority,  and then to the holders of the Class B Certificates,  the principal portion of any realized losses previously allocated thereto that remain unreimbursed;
                                       10.  To the  supplemental  interest  trust for the payment of any remaining  Swap  Termination  Payments due to a swap provider  trigger event; and
                                       11.  To pay the holders of the Class SB Certificates and Class R Certificates any balance  remaining in accordance with the terms of the pooling and servicing agreement.

ALLOCATION OF LOSSES:                  Realized losses on the Mortgage Loans will be allocated as follows:  first, to Net Monthly Excess  Cashflow;  second,  by a reduction in the
                                       Overcollateralization  Amount until reduced to zero; third to the Class B Certificates  until the certificate  principal balance thereof has been reduced to zero, fourth to the Class M-8 Certificates  until the certificate  principal balance thereof has been reduced to zero; fifth to the  Class  M-7  Certificates  until the  certificate  principal  balance  thereof  has been  reduced  to zero;  sixth,  to the Class M-6
                                       Certificates  until the certificate  principal balance thereof has been reduced to zero;  seventh,  to the Class M-5 Certificates  until the certificate  principal  balance thereof has been reduced to zero;  eighth,  to the Class M-4  Certificates  until the certificate  principal balance thereof has been reduced to zero;  ninth, to the Class M-3  Certificates  until the certificate  principal  balance thereof has been reduced to zero; tenth, to the Class M-2 Certificates  until the certificate  principal balance thereof has been reduced to zero;  eleventh, to the Class M-1  Certificates  until the  certificate  principal  balance  thereof  has been  reduced  to zero,  twelfth,  to the Class A-3
                                       Certificates until the certificate  principal balance thereof has been reduced to zero, and thirteenth,  to the Class A-2 Certificates until the  certificate  principal  balance  thereof  has been  reduced  to zero.  There  will be no  realized  losses  allocated  to the Class A-1
                                       Certificates until the final Distribution Date.

APPENDIX A

SWAP AGREEMENT.  On the Closing Date, the Supplemental Interest Trust Trustee will enter into a swap agreement with an initial swap notional amount beginning on the June 2007 Distribution Date of
$384,404,927. Under the swap agreement, on each Distribution Date prior to the termination of the swap agreement (except for the first Distribution Date), the supplemental interest trust shall be obligated to pay an amount equal to a per annum rate of 5.12% (on an actual/360 basis) on the swap notional amount to the Swap Provider and the supplemental interest trust will be entitled to receive an amount equal to a per annum rate of one-month LIBOR (on an actual/360 basis), on the swap notional amount from the Swap
Provider.

                                              SWAP SCHEDULE
---------------- ----------------------- ---------------------------- --- ------------- --------------------- ------------------------------
    PERIOD         DISTRIBUTION DATE      SWAP NOTIONAL AMOUNT ($)           PERIOD      DISTRIBUTION DATE      SWAP NOTIONAL AMOUNT ($)
---------------- ----------------------- ---------------------------- --- ------------- --------------------- ------------------------------
       1               25-May-07                     N/A                       32            25-Dec-09              125,829,469
---------------- ----------------------- ---------------------------- --- ------------- --------------------- ------------------------------
       2               25-Jun-07               384,404,927                     33            25-Jan-10              121,218,228
---------------- ----------------------- ---------------------------- --- ------------- --------------------- ------------------------------
       3               25-Jul-07               370,370,883                     34            25-Feb-10              116,774,363
---------------- ----------------------- ---------------------------- --- ------------- --------------------- ------------------------------
       4               25-Aug-07               356,849,538                     35            25-Mar-10              112,491,761
---------------- ----------------------- ---------------------------- --- ------------- --------------------- ------------------------------
       5               25-Sep-07               343,822,059                     36            25-Apr-10              108,362,711
---------------- ----------------------- ---------------------------- --- ------------- --------------------- ------------------------------
       6               25-Oct-07               331,270,308                     37            25-May-10              104,382,437
---------------- ----------------------- ---------------------------- --- ------------- --------------------- ------------------------------
       7               25-Nov-07               319,176,817                     38            25-Jun-10              100,546,605
---------------- ----------------------- ---------------------------- --- ------------- --------------------- ------------------------------
       8               25-Dec-07               307,524,761                     39            25-Jul-10                96,849,941
---------------- ----------------------- ---------------------------- --- ------------- --------------------- ------------------------------
       9               25-Jan-08               296,297,938                     40            25-Aug-10                93,287,366
---------------- ----------------------- ---------------------------- --- ------------- --------------------- ------------------------------
      10               25-Feb-08               285,480,744                     41            25-Sep-10                89,853,989
---------------- ----------------------- ---------------------------- --- ------------- --------------------- ------------------------------
      11               25-Mar-08               275,058,147                     42            25-Oct-10                86,544,522
---------------- ----------------------- ---------------------------- --- ------------- --------------------- ------------------------------
      12               25-Apr-08               265,015,674                     43            25-Nov-10                83,355,039
---------------- ----------------------- ---------------------------- --- ------------- --------------------- ------------------------------
      13               25-May-08               255,339,384                     44            25-Dec-10                80,281,164
---------------- ----------------------- ---------------------------- --- ------------- --------------------- ------------------------------
      14               25-Jun-08               246,015,847                     45            25-Jan-11                77,318,682
---------------- ----------------------- ---------------------------- --- ------------- --------------------- ------------------------------
      15               25-Jul-08               237,032,134                     46            25-Feb-11                74,463,531
---------------- ----------------------- ---------------------------- --- ------------- --------------------- ------------------------------
      16               25-Aug-08               228,375,786                     47            25-Mar-11                71,711,633
---------------- ----------------------- ---------------------------- --- ------------- --------------------- ------------------------------
      17               25-Sep-08               220,034,808                     48            25-Apr-11                69,059,246
---------------- ----------------------- ---------------------------- --- ------------- --------------------- ------------------------------
      18               25-Oct-08               211,997,645                     49            25-May-11                66,502,666
---------------- ----------------------- ---------------------------- --- ------------- --------------------- ------------------------------
      19               25-Nov-08               204,253,167                     50            25-Jun-11                64,037,471
---------------- ----------------------- ---------------------------- --- ------------- --------------------- ------------------------------
      20               25-Dec-08               196,790,655                     51            25-Jul-11                61,660,458
---------------- ----------------------- ---------------------------- --- ------------- --------------------- ------------------------------
      21               25-Jan-09               189,599,784                     52            25-Aug-11                59,369,430
---------------- ----------------------- ---------------------------- --- ------------- --------------------- ------------------------------
      22               25-Feb-09               182,670,610                     53            25-Sep-11                57,160,233
---------------- ----------------------- ---------------------------- --- ------------- --------------------- ------------------------------
      23               25-Mar-09               175,993,554                     54            25-Oct-11                55,031,063
---------------- ----------------------- ---------------------------- --- ------------- --------------------- ------------------------------
      24               25-Apr-09               169,559,390                     55            25-Nov-11                52,979,004
---------------- ----------------------- ---------------------------- --- ------------- --------------------- ------------------------------
      25               25-May-09               163,359,230                     56            25-Dec-11                50,992,951
---------------- ----------------------- ---------------------------- --- ------------- --------------------- ------------------------------
      26               25-Jun-09               157,384,516                     57            25-Jan-12                49,079,082
---------------- ----------------------- ---------------------------- --- ------------- --------------------- ------------------------------
      27               25-Jul-09               151,627,003                     58            25-Feb-12                47,234,756
---------------- ----------------------- ---------------------------- --- ------------- --------------------- ------------------------------
      28               25-Aug-09               146,078,747                     59            25-Mar-12                45,403,304
---------------- ----------------------- ---------------------------- --- ------------- --------------------- ------------------------------
      29               25-Sep-09               140,732,101                     60            25-Apr-12                43,619,179
---------------- ----------------------- ---------------------------- --- ------------- --------------------- ------------------------------
      30               25-Oct-09               135,579,694                     61            25-May-12                     N/A
---------------- ----------------------- ---------------------------- --- ------------- --------------------- ------------------------------
      31               25-Nov-09               130,614,429
---------------- ----------------------- ---------------------------- --- ------------- --------------------- ------------------------------

Stats
As of Date: 20070401
Count: 1,051
Current Balance: $400,971,226.28
AverageCurBal: $381,514.01
OrigWAC: 7.223
GWAC: 7.223
NetWAC: 6.798
GrossMargin: 2.26
NetMargin: 1.836
FICO: 714
Original LTV: 73.47
% Silent Seconds: 42.38
%CA: 56.74%
WALA: 0
OrigTerm: 360
WAM: 360
PerCap: 0.000
MaxRate: 9.999
Months to Roll: 60
Maximum 1 Zip Concentration: 0.698%

Prepayment Penalty                       Count        Balance                      Percent          GWAC            Margin         Net Margin            Age       FICO         LTV         %1H          %2H         %3H
0                                        165          75,392,903.24                18.8             7.14            2.254          1.829                 0         719          71.64       0            0           0
6                                        1            695,942.62                   0.17             7.75            2.25           1.825                 1         666          75          0            0           0
12                                       236          98,671,422.77                24.61            7.138           2.263          1.838                 0         719          73.69       100          0           0
24                                       72           30,194,672.17                7.53             7.105           2.273          1.848                 1         719          72.58       0            100         0
36                                       577          196,016,285.48               48.89            7.314           2.26           1.835                 0         709          74.2        0            0           100
Total:                                   1,051        400,971,226.28               100              7.223           2.261          1.836                 0         714          73.47       24.61        7.53        48.89

Original Rate              Count         Balance                      Percent          GWAC           Margin         Net Margin             Age       FICO        LTV          %1H         %2H          %3H
5.501 - 5.750              1             347,200.00                   0.09             5.75           2.25           1.825                  0         724         80           0           100          0
5.751 - 6.000              4             1,487,286.12                 0.37             5.931          2.25           1.825                  1         713         71.25        0           30.97        55.05
6.001 - 6.250              11            7,478,781.72                 1.87             6.219          2.25           1.825                  0         766         65.1         16.03       0            34.78
6.251 - 6.500              33            16,959,713.19                4.23             6.48           2.25           1.825                  0         735         67.62        30.07       14.39        35.05
6.501 - 6.750              76            34,116,794.42                8.51             6.709          2.265          1.84                   0         727         71.68        38.34       8.57         29.52
6.751 - 7.000              201           85,109,454.54                21.23            6.94           2.269          1.844                  0         728         69.92        31.42       11.96        41.9
7.001 - 7.250              185           67,833,105.53                16.92            7.187          2.264          1.839                  0         721         72.31        24.81       5.47         45.29
7.251 - 7.500              285           102,385,319.95               25.53            7.435          2.254          1.829                  0         708         75.87        21.89       4.26         51.96
7.501 - 7.750              179           61,753,406.19                15.4             7.681          2.25           1.825                  0         693         77.2         17.17       7.48         62.6
7.751 - 8.000              72            22,501,608.49                5.61             7.924          2.28           1.855                  1         675         79           12.04       5.14         78.89
8.001 - 8.250              4             998,556.13                   0.25             8.125          2.25           1.825                  1         642         78.13        0           0            59.09
Total:                     1,051         400,971,226.28               100              7.223          2.261          1.836                  0         714         73.47        24.61       7.53         48.89
min: 5.750
max: 8.125
wa: 7.223

Current Rate               Count        Balance                      Percent          GWAC            Margin         Net Margin            Age       FICO         LTV         %1H          %2H         %3H
5.501 - 5.750              1            347,200.00                   0.09             5.75            2.25           1.825                 0         724          80          0            100         0
5.751 - 6.000              4            1,487,286.12                 0.37             5.931           2.25           1.825                 1         713          71.25       0            30.97       55.05
6.001 - 6.250              11           7,478,781.72                 1.87             6.219           2.25           1.825                 0         766          65.1        16.03        0           34.78
6.251 - 6.500              33           16,959,713.19                4.23             6.48            2.25           1.825                 0         735          67.62       30.07        14.39       35.05
6.501 - 6.750              76           34,116,794.42                8.51             6.709           2.265          1.84                  0         727          71.68       38.34        8.57        29.52
6.751 - 7.000              201          85,109,454.54                21.23            6.94            2.269          1.844                 0         728          69.92       31.42        11.96       41.9
7.001 - 7.250              185          67,833,105.53                16.92            7.187           2.264          1.839                 0         721          72.31       24.81        5.47        45.29
7.251 - 7.500              285          102,385,319.95               25.53            7.435           2.254          1.829                 0         708          75.87       21.89        4.26        51.96
7.501 - 7.750              179          61,753,406.19                15.4             7.681           2.25           1.825                 0         693          77.2        17.17        7.48        62.6
7.751 - 8.000              72           22,501,608.49                5.61             7.924           2.28           1.855                 1         675          79          12.04        5.14        78.89
8.001 - 8.250              4            998,556.13                   0.25             8.125           2.25           1.825                 1         642          78.13       0            0           59.09
Total:                     1,051        400,971,226.28               100              7.223           2.261          1.836                 0         714          73.47       24.61        7.53        48.89
min: 5.750
max: 8.125
wa: 7.223

___________________________________________

Principal Balance                         Count         Balance                      Percent         GWAC            Margin         Net Margin            Age        FICO        LTV         %1H          %2H          %3H
50,001 - 100,000                          10            905,606.37                   0.23            7.44            2.25           1.825                 0          708         65.98       10.97        9.94         79.09
100,001 - 150,000                         63            8,171,464.66                 2.04            7.382           2.25           1.825                 1          714         67          10.94        3.43         75.16
150,001 - 200,000                         98            17,284,738.09                4.31            7.362           2.259          1.834                 0          713         73.24       17.74        6.53         60.56
200,001 - 250,000                         136           30,524,768.09                7.61            7.38            2.258          1.833                 0          702         74.53       21.93        5.74         57.74
250,001 - 275,000                         74            19,314,963.48                4.82            7.341           2.25           1.825                 0          718         73.86       21.74        9.5          55.36
275,001 - 350,000                         165           51,573,447.78                12.86           7.288           2.256          1.831                 0          710         74.64       21.72        6.91         58.95
350,001 - 400,000                         107           40,364,999.36                10.07           7.227           2.259          1.834                 0          713         73.3        20.61        5.53         58.66
400,001 - 450,000                         99            42,169,296.59                10.52           7.267           2.26           1.835                 0          709         75.96       24.93        5.01         55.09
450,001 - 500,000                         76            36,307,662.87                9.05            7.213           2.269          1.844                 0          706         75.36       23.67        9.26         52.73
500,001 - 550,000                         62            32,613,780.59                8.13            7.221           2.258          1.833                 0          714         76.98       32.05        9.56         47.13
550,001 - 600,000                         36            20,731,662.98                5.17            7.186           2.25           1.825                 0          720         74.14       22.48        2.85         58.32
600,001 - 750,000                         75            49,559,531.63                12.36           7.14            2.276          1.851                 1          717         72.56       21.09        9.29         42.21
750,001 - 850,000                         15            12,190,106.89                3.04            7.143           2.25           1.825                 0          713         69.38       26.94        6.97         26.47
850,001 - 950,000                         13            11,861,076.54                2.96            7.115           2.288          1.863                 0          729         69.71       69.47        15.53        0
950,001 - 1,000,000                       6             5,941,111.49                 1.48            7               2.25           1.825                 0          725         72.15       50.33        0            0
1,000,001 - 1,250,000                     8             8,241,760.43                 2.06            6.948           2.25           1.825                 1          714         66.03       25.62        12.15        12.56
1,250,001 - 1,500,000                     6             8,577,798.15                 2.14            6.993           2.25           1.825                 0          740         65.9        33.81        0            14.9
1,750,001 - 2,000,000                     1             1,837,450.29                 0.46            6.999           2.25           1.825                 1          766         70          0            100          0
2,250,001 >=                              1             2,800,000.00                 0.7             6.25            2.25           1.825                 0          800         55          0            0            0
Total:                                    1,051         400,971,226.28               100             7.223           2.261          1.836                 0          714         73.47       24.61        7.53         48.89
min: 70,000
max: 2,800,000
avg: 381,514

Original Term   Count        Balance                  Percent         GWAC            Margin         Net Margin            Age       FICO         LTV         %1H          %2H         %3H
360             1,051        400,971,226.28           100             7.223           2.261          1.836                 0         714          73.47       24.61        7.53        48.89
Total:          1,051        400,971,226.28           100             7.223           2.261          1.836                 0         714          73.47       24.61        7.53        48.89
min: 360
max: 360
 wa: 360

Balloon         Count         Balance                  Percent        GWAC        Margin      Net Margin  Age  FICO      LTV         %1H          %2H        %3H
N               1,034       392,695,804.62               97.94        7.221       2.26         1.835       0    714     73.49        24.47       7.55       48.91
Y               17          8,275,421.66                 2.06         7.306       2.272        1.847       0    723     72.35        31.25       6.53       47.81
Total:          1,051       400,971,226.28               100          7.223       2.261        1.836       0    714     73.47        24.61       7.53       48.89

Original      Count           Balance                 Percent       GWAC       Margin      Net Margin  Age FICO       LTV          %1H         %2H        %3H
Amortization
Term
360          1,034       392,695,804.62               97.94        7.221       2.26         1.835       0    714     73.49        24.47       7.55       48.91
480          17          8,275,421.66                 2.06         7.306       2.272        1.847       0    723     72.35        31.25       6.53       47.81
Total:       1,051       400,971,226.28               100          7.223       2.261        1.836       0    714     73.47        24.61       7.53       48.89

RemTerm               Count        Balance                      Percent          GWAC            Margin         Net Margin            Age       FICO        LTV          %1H          %2H         %3H
354                   1            370,615.64                   0.09             6.875           2.25           1.825                 6         642         80           0            0           0
355                   1            199,114.36                   0.05             7.375           2.25           1.825                 5         730         80           0            100         0
356                   2            572,081.39                   0.14             7.704           2.526          2.101                 4         663         71.82        68.2         0           31.8
357                   5            1,937,072.82                 0.48             7.366           2.25           1.825                 3         688         72.52        13.75        0           49.13
358                   18           6,724,463.08                 1.68             7.389           2.359          1.934                 2         694         72.87        38.38        18.27       41.1
359                   346          131,253,102.99               32.73            7.263           2.266          1.841                 1         714         73.93        21.83        11.23       51.69
360                   678          259,914,776.00               64.82            7.197           2.255          1.83                  0         715         73.25        25.69        5.4         47.82
Total:                1,051        400,971,226.28               100              7.223           2.261          1.836                 0         714         73.47        24.61        7.53        48.89
min: 354
max: 360
wa: 360

_________________________________________________

Age              Count        Balance                      Percent          GWAC            Margin         Net Margin            Age       FICO         LTV         %1H          %2H         %3H
0                678          259,914,776.00               64.82            7.197           2.255          1.83                  0         715          73.25       25.69        5.4         47.82
1                346          131,253,102.99               32.73            7.263           2.266          1.841                 1         714          73.93       21.83        11.23       51.69
2                18           6,724,463.08                 1.68             7.389           2.359          1.934                 2         694          72.87       38.38        18.27       41.1
3                5            1,937,072.82                 0.48             7.366           2.25           1.825                 3         688          72.52       13.75        0           49.13
4                2            572,081.39                   0.14             7.704           2.526          2.101                 4         663          71.82       68.2         0           31.8
5                1            199,114.36                   0.05             7.375           2.25           1.825                 5         730          80          0            100         0
6                1            370,615.64                   0.09             6.875           2.25           1.825                 6         642          80          0            0           0
Total:           1,051        400,971,226.28               100              7.223           2.261          1.836                 0         714          73.47       24.61        7.53        48.89
min: 0
max: 6
wa: 0

States          Count         Balance                      Percent          GWAC           Margin         Net Margin             Age       FICO        LTV          %1H         %2H          %3H
CA              514           227,513,548.27               56.74            7.155          2.265          1.84                   0         716         72.29        27.46       8.35         50.8
FL              194           56,944,162.61                14.2             7.37           2.254          1.829                  0         711         74.54        22.34       5.39         59.29
AZ              88            27,287,656.63                6.81             7.276          2.256          1.831                  0         720         74.98        20.53       13.28        36.91
WA              51            17,370,971.83                4.33             7.203          2.25           1.825                  0         711         74.91        36.18       4.34         49.18
NV              28            9,352,745.85                 2.33             7.262          2.265          1.84                   0         711         77.05        30.08       5.25         61.25
VA              22            7,502,562.92                 1.87             7.264          2.25           1.825                  1         700         72.23        6.02        14.2         62.32
IL              16            5,772,370.72                 1.44             7.423          2.25           1.825                  0         702         80.05        9.84        4.26         4.21
MD              13            4,161,797.29                 1.04             7.458          2.25           1.825                  0         710         73.52        0           0            53.88
NY              10            4,126,652.75                 1.03             7.478          2.25           1.825                  1         696         73.41        16.43       11.9         55.88
NJ              10            4,065,465.77                 1.01             7.229          2.33           1.905                  1         749         76.08        0           0            0
OR              12            4,059,241.38                 1.01             7.121          2.25           1.825                  0         739         76.35        16          8.98         44.01
HI              9             4,046,460.57                 1.01             7.358          2.25           1.825                  1         672         78.64        36.7        0            46.1
Other           84            28,767,589.69                7.17             7.296          2.25           1.825                  0         707         74.76        17.21       3.78         32.04
Total:          1,051         400,971,226.28               100              7.223          2.261          1.836                  0         714         73.47        24.61       7.53         48.89

Original LTV              Count         Balance                      Percent          GWAC           Margin          Net Margin            Age       FICO        LTV          %1H         %2H          %3H
0.01 - 50.00              60            17,121,171.01                4.27             6.985          2.286           1.861                 0         729         42.12        17.48       9.06         58.46
50.01 - 60.00             58            23,539,628.69                5.87             6.917          2.25            1.825                 0         724         56.82        23.49       1.32         34.16
60.01 - 70.00             191           84,773,409.93                21.14            7.071          2.264           1.839                 0         722         67.17        28.28       11.05        37.24
70.01 - 75.00             188           80,344,342.30                20.04            7.266          2.259           1.834                 0         705         74.34        20.45       9.87         45.04
75.01 - 80.00             496           178,070,028.25               44.41            7.331          2.26            1.835                 0         713         79.68        25.96       5.44         56.28
80.01 - 85.00             7             2,155,234.30                 0.54             7.315          2.25            1.825                 0         669         84.02        23.7        0            58.56
85.01 - 90.00             37            10,784,850.43                2.69             7.356          2.25            1.825                 0         698         89.7         23.27       5.29         61.75
90.01 - 95.00             14            4,182,561.37                 1.04             7.203          2.25            1.825                 0         724         94.84        11.92       18.49        49.62
Total:                    1,051         400,971,226.28               100              7.223          2.261           1.836                 0         714         73.47        24.61       7.53         48.89
min: 21.00
max: 95.00
wa: 73.47

Combined LTV              Count        Balance                      Percent          GWAC            Margin         Net Margin            Age       FICO        LTV          %1H          %2H         %3H
0.01 - 50.00              58           16,171,171.01                4.03             6.99            2.288          1.863                 0         729         41.93        18.51        9.59        58.49
50.01 - 60.00             51           21,659,319.46                5.4              6.867           2.25           1.825                 0         730         56.16        25.53        1.02        30.59
60.01 - 70.00             157          70,055,536.48                17.47            7.035           2.262          1.837                 0         724         66.83        26.81        12.81       40.24
70.01 - 75.00             103          42,650,657.91                10.64            7.279           2.274          1.849                 0         709         72.92        20.09        10.33       44.49
75.01 - 80.00             240          85,757,651.41                21.39            7.333           2.259          1.834                 0         713         78.87        26.29        5.39        55.4
80.01 - 85.00             51           18,564,426.52                4.63             7.298           2.25           1.825                 1         702         76.86        15.67        7.67        50.41
85.01 - 90.00             302          116,438,596.38               29.04            7.279           2.258          1.833                 0         709         78.95        27.82        6.09        50.62
90.01 - 95.00             88           29,043,653.89                7.24             7.404           2.25           1.825                 0         705         80.72        17.02        4.37        58.38
95.01 - 100.00            1            630,213.22                   0.16             6.75            2.25           1.825                 1         737         74           0            100         0
Total:                    1,051        400,971,226.28               100              7.223           2.261          1.836                 0         714         73.47        24.61        7.53        48.89
min: 21.00
max: 96.00
wa: 78.33

Silent Seconds          Count            Balance                                                    Percent                 GWAC                   Margin                  Net Margin              Age       FICO             LTV                     %1H                     %2H                %3H
NY                       619 432          231,036,352.95 169,934,873.33                              57.62 42.38             7.179 7.283            2.261 2.260             1.836 1.835             0 0       718 709          71.70 75.88             23.86 25.62             8.75 5.87          49.25 48.39
Total:                  1,051            400,971,226.28                                             100                     7.223                  2.261                   1.836                   0         714              73.47                   24.61                   7.53               48.89

_____________________________________________

FICO                    Count         Balance                      Percent         GWAC            Margin         Net Margin            Age        FICO        LTV         %1H          %2H          %3H
620 - 659               88            26,927,538.94                6.72            7.473           2.25           1.825                 0          643         72.55       21.14        5.56         58.38
660 - 699               388           149,773,165.10               37.35           7.334           2.256          1.831                 0          679         74.93       21.74        6.17         53.86
700 - 749               342           125,628,966.87               31.33           7.197           2.273          1.848                 0          722         73.82       24.25        8.06         49.67
750 - 799               202           85,215,724.75                21.25           7.043           2.254          1.829                 0          772         71.75       32.57        10.95        37.8
800 - 819               31            13,425,830.62                3.35            6.867           2.25           1.825                 0          804         66.71       16.4         0            37.39
Total:                  1,051         400,971,226.28               100             7.223           2.261          1.836                 0          714         73.47       24.61        7.53         48.89
nzmin: 620
max: 817
nzwa: 714

Property Type            Count         Balance                      Percent          GWAC           Margin         Net Margin             Age       FICO        LTV          %1H         %2H          %3H
2-4 FAMILY               41            14,926,880.89                3.72             7.263          2.266          1.841                  1         713         71.88        16.09       13.85        52.98
ATTACHED PUD             30            8,340,993.41                 2.08             7.247          2.271          1.846                  0         718         72.82        28.82       2.4          62.07
CONDO                    54            15,399,682.61                3.84             7.259          2.279          1.854                  0         706         72.87        25.89       6.82         56.92
CONDO HI-RISE            8             3,777,339.21                 0.94             7.381          2.25           1.825                  0         690         75.12        37.22       14.25        18.39
CONDO MID-RISE           1             100,000.00                   0.02             7.125          2.25           1.825                  0         681         63           0           0            100
DETACHED PUD             186           72,626,670.19                18.11            7.179          2.259          1.834                  0         717         75.66        29.5        11.03        41.26
SINGLE FAMILY            725           282,614,897.19               70.48            7.227          2.259          1.834                  0         714         73.03        23.72       6.49         50.43
TOWNHOUSE                6             3,184,762.78                 0.79             7.229          2.25           1.825                  0         694         73.32        0           0            27.38
Total:                   1,051         400,971,226.28               100              7.223          2.261          1.836                  0         714         73.47        24.61       7.53         48.89

Occupancy Code        Count          Balance                 Percent       GWAC      Margin       Net Margin   Age FICO      LTV          %1H          %2H        %3H
INVESTOR               114        36,225,302.96                9.03       7.334       2.27         1.845        1   727     70.77        35.74        14.19       39.45
OWNER OCCUPIED         894        349,241,518.72               87.1       7.21        2.26         1.835        0   713     73.57        22.98        6.84        50.6
SECOND HOME            43         15,504,404.60                3.87       7.255       2.25         1.825        0   712     77.48        35.24        7.59        32.42
Total:                 1,051      400,971,226.28               100        7.223       2.261        1.836        0   714     73.47        24.61        7.53        48.89

Purpose                Count           Balance                 Percent      GWAC        Margin     Net Margin    Age  FICO    LTV           %1H         %2H           %3H
CASHOUT REFI           533         200,842,048.73               50.09       7.202        2.265        1.84        0    715     70.65        21.79       8.55         55.63
PURCHASE               157         64,058,302.13                15.98       7.141        2.257        1.832       0    728     78           30.85       10.93        33.07
RATE/TERM REFI         361         136,070,875.42               33.94       7.292        2.255        1.83        0    706     75.5         25.83       4.42         46.38
Total:                 1,051       400,971,226.28               100         7.223        2.261        1.836       0    714     73.47        24.61       7.53         48.89

Documentation Type    Count           Balance                 Percent        GWAC       Margin       Net Margin   Age FICO     LTV           %1H         %2H        %3H
FULL/ALT DOC           141         45,188,841.14                11.27        7.091       2.259        1.834        0   722     75.62        27.29        5.09      46.48
REDUCED DOC            910         355,782,385.14               88.73        7.24        2.261        1.836        0   713     73.2         24.27        7.84      49.19
Total:                 1,051       400,971,226.28               100          7.223       2.261        1.836        0   714     73.47        24.61        7.53      48.89

Index                 Count           Balance                 Percent        GWAC        Margin      Net Margin  Age  FICO      LTV       %1H           %2H       %3H
1 MO LIBOR              91         35,311,103.41                 8.81        7.197        2.358       1.933        1   714      72.27       24.36        7.79      50.96
1 YR LIBOR              41         11,325,987.98                 2.82        7.309        2.25        1.825        0   704      76.81       33.76        0         48.15
6 MO LIBOR              3          2,544,692.62                  0.63        7.347        2.25        1.825        0   686      73.82       0            0         0
MTA                     916        351,789,442.27                87.73       7.222        2.251       1.826        0   715      73.48       24.52        7.8       49.05
Total:                  1,051      400,971,226.28                100         7.223        2.261       1.836        0   714      73.47       24.61        7.53      48.89

Gross Margins              Count         Balance                  Percent        GWAC      Margin      Net Margin    Age FICO     LTV           %1H         %2H         %3H
2.001 - 2.500             1,034       392,911,506.37               97.99        7.224       2.25         1.825        0   714     73.57        24.43        7.33        49.03
2.501 - 3.000             15          7,631,821.47                 1.9          7.149       2.75         2.325        1   720     68.01        34.91        18.14       38.42
3.001 - 3.500             2           427,898.44                   0.11         7.659       3.193        2.768        2   688     80           0            0           100
Total:                    1,051       400,971,226.28               100          7.223       2.261        1.836        0   714     73.47        24.61        7.53        48.89

min: 2.250
max: 3.250
wa: 2.261

_____________________________________________

Max Rate                      Count                 Balance                 Percent            GWAC            Margin        Net Margin             Age       FICO        LTV          %1H           %2H        %3H
9.95                          1,036                393,339,404.81              98.1           7.225             2.251          1.826                 0         714        73.58        24.41          7.32     49.09
12.5                          15                     7,631,821.47               1.9           7.149             2.75           2.325                  1        720        68.01        34.91         18.14     38.42

Total:                        1,051                400,971,226.28             100.00          7.223             2.261          1.836                  0        714        73.47        24.61          7.53     48.89
min: 9.950
max: 12.500
wa: 9.999

Months to Roll                Count         Balance                      Percent          GWAC           Margin         Net Margin             Age       FICO        LTV          %1H         %2H          %3H
54                            1             370,615.64                   0.09             6.875          2.25           1.825                  6         642         80           0           0            0
55                            1             199,114.36                   0.05             7.375          2.25           1.825                  5         730         80           0           100          0
56                            2             572,081.39                   0.14             7.704          2.526          2.101                  4         663         71.82        68.2        0            31.8
57                            5             1,937,072.82                 0.48             7.366          2.25           1.825                  3         688         72.52        13.75       0            49.13
58                            18            6,724,463.08                 1.68             7.389          2.359          1.934                  2         694         72.87        38.38       18.27        41.1
59                            346           131,253,102.99               32.73            7.263          2.266          1.841                  1         714         73.93        21.83       11.23        51.69
60                            678           259,914,776.00               64.82            7.197          2.255          1.83                   0         715         73.25        25.69       5.4          47.82
Total:                        1,051         400,971,226.28               100              7.223          2.261          1.836                  0         714         73.47        24.61       7.53         48.89
min: 54
max: 60
wa: 60

NegAm Limit               Count         Balance                   Percent        GWAC     Margin    Net Margin      Age   FICO     LTV          %1H        %2H         %3H
110%                      10          4,126,652.75                 1.03         7.478       2.25         1.825       1    696     73.41        16.43       11.9       55.88
115%                      1,041       396,844,573.53               98.97        7.22        2.261        1.836       0    714     73.47        24.69       7.48       48.81
Total:                    1,051       400,971,226.28               100          7.223       2.261        1.836       0    714     73.47        24.61       7.53       48.89